The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-236770
Subject to Completion, dated September 8, 2021
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 28, 2020)

Fortress Transportation and Infrastructure Investors LLC
12,000,000 Common Shares
Representing Limited Liability Company Interests
We are offering 12,000,000 of our common shares, par value $0.01 per share, representing limited liability company interests in Fortress Transportation and Infrastructure Investors LLC.
Our common shares are listed on the New York Stock Exchange under the symbol “FTAI.” On September 7, 2021, the last reported sale price was $27.10 per share.
We intend to use the net proceeds from this offering to repay a portion of the amounts outstanding under the senior unsecured bridge term loans that were obtained to finance and pay certain fees and expenses related to our purchase on July 28, 2021 of 100% of the equity interests in Transtar, LLC (“Transtar”), which was a wholly-owned short-line railroad subsidiary of United States Steel Corporation. See “Use of Proceeds.”
Investing in our common shares involves a high degree of risk. Before making a decision to invest in our common shares, you should read the discussion of material risks of investing in our common shares in “Risk Factors” beginning on page S-20 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, as updated by annual, quarterly and other reports we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total(1)
Public Offering Price	$	$
Underwriting Discount(2)	$	$
Proceeds Before Expenses to Us	$	$
(1)	Assumes no exercise of the underwriters’ option to purchase additional shares, as described below.
(2)	The underwriting discount will be $ per share. We refer you to “Underwriting” beginning on page S-30 of this prospectus supplement for additional information regarding underwriting compensation.
We have also granted the underwriters an option to purchase up to an additional 1,800,000 common shares at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus supplement.
The underwriters are offering our common shares as set forth under “Underwriting.” Delivery of the common shares will be made on or about   , 2021.
Joint Book-Running Managers
Barclays	Morgan Stanley	Citigroup
Prospectus Supplement dated     , 2021

Prospectus Supplement
Prospectus
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus (including any pricing term sheet) prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to give any information or to make any representations except as contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely on unauthorized information or representations. This prospectus supplement and the accompanying prospectus does not offer to sell or solicit an offer to buy any of these securities in any jurisdiction where, or to any person to whom, it is
S-i

unlawful to make such offer or solicitation. The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of each such document incorporated by reference. We do not imply that there has been no change in the information contained or incorporated by reference in this prospectus supplement or in our business, financial condition, results of operations or prospects subsequent to that date by delivering this prospectus supplement or making any sale hereunder.
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ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or the context otherwise requires, references to the following terms will have the meanings specified below:
•
references to “Bridge Loans” refer to the senior unsecured bridge term loans in the aggregate principal amount of $650.0 million that we borrowed pursuant to that certain credit agreement, dated as of July 28, 2021, by and among the Company, as the borrower, the guarantors from time to time party thereto, certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, to fund, together with cash on hand, the acquisition of Transtar and pay certain fees and expenses in connection therewith;

•	references to “fiscal year” refer to the year ending or ended December 31. For example, “fiscal year 2020” means the period from January 1, 2020 to December 31, 2020;
•	references to “Fortress” refer to Fortress Investment Group LLC;
•
references to “FTAI,” “the Company,” “we,” “us,” “our” and similar references refer to Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company, and its consolidated subsidiaries, including Fortress Worldwide Transportation and Infrastructure General Partnership (“Holdco”);

•	references to “GAAP” refer to the accounting principles generally accepted in the United States of America;
•
references to “General Partner” refer to Fortress Transportation and Infrastructure Master GP LLC, the general partner of Holdco pursuant to the Fourth Amended and Restated Partnership Agreement of Holdco, dated as of May 20, 2015 (the “Partnership Agreement”), as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus;

•
references to “Incentive Plan” refer to the Fortress Transportation and Infrastructure Investors Nonqualified Stock Option and Incentive Award Plan, as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus;

•	references to the “IRS” refer to the Internal Revenue Service;
•
references to our “Management Agreement” refer to the Management and Advisory Agreement, dated as of May 20, 2015, among the Company, our Manager and the General Partner, as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus;

•	references to our “Manager” refer to FIG LLC, our Manager and an affiliate of Fortress;
•
references to “Revolving Credit Facility” refer to the $250.0 million revolving credit facility provided under the credit agreement, dated as of June 16, 2017, among FTAI, certain lenders and issuing banks and JPMorgan Chase Bank, N.A., as administrative agent, as amended as of August 2, 2018, as further amended as of February 8, 2019, as further amended as of August 6, 2019 and as further amended as of May 11, 2020;

•	references to the “SEC” refer to the Securities and Exchange Commission;
•	references to “SoftBank” refer to SoftBank Group Corp.;
•
references to “Transtar” refer to Transtar, LLC, which was a wholly-owned short-line railroad subsidiary of United States Steel Corporation (“U.S. Steel”), that we acquired on July 28, 2021 pursuant to the Transtar Purchase Agreement (as defined below);

•	references to the “Transtar Transactions” refer, collectively, to the Transtar acquisition and the funding of the Bridge Loans in connection therewith.

•
references to the “Transtar acquisition” refer to the acquisition by Percy Acquisition LLC (“Percy”), an indirect subsidiary of the Company, of 100% of the equity interests in Transtar from U.S. Steel for a cash purchase price of $640.0 million, subject to certain customary adjustments set forth in the Transtar Purchase Agreement; and

•
references to the “Transtar Purchase Agreement” refer to that certain Membership Interest Purchase Agreement, dated as of June 7, 2021, by and between Percy and U.S. Steel, pursuant to which, on July 28, 2021, Percy acquired 100% of the equity interests of Transtar, which was a wholly-owned short-line railroad subsidiary of U.S. Steel, for a cash purchase price of $640.0 million, subject to customary adjustments set forth therein.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about us and our debt securities and capital stock. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead are based on our present beliefs and assumptions and on information currently available to us. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus supplement are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to:
•	our ability to successfully integrate the operations of Transtar and achieve the intended results relating to the Transtar acquisition;
•	any plans to potentially separate the Company into aerospace and infrastructure companies;
•
changes in economic conditions generally and specifically in our industry sectors, and other risks relating to the global economy, including, but not limited to, the ongoing COVID-19 pandemic and other public health crises, and any related responses or actions by businesses and governments;

•	reductions in cash flows received from our assets, as well as contractual limitations on the use of our aviation assets to secure debt for borrowed money;
•	our ability to take advantage of acquisition opportunities at favorable prices;
•	a lack of liquidity surrounding our assets, which could impede our ability to vary our portfolio in an appropriate manner;
•	the relative spreads between the yield on the assets we acquire and the cost of financing;
•	adverse changes in the financing markets we access affecting our ability to finance our acquisitions;
•	customer defaults on their obligations;
•	our ability to renew existing contracts and enter into new contracts with existing or potential customers;
•	the availability and cost of capital for future acquisitions;
•	concentration of a particular type of asset, in a particular sector or with respect to a particular customer, including Transtar’s dependence on U.S. Steel as its primary customer;
•	competition in the industries in which we operate, particularly within the aviation, energy and intermodal transport and rail sectors;
•	the competitive market for acquisition opportunities;
•	risks related to operating through joint ventures, partnerships, consortium arrangements or other collaborations with third parties;
•	our ability to successfully integrate acquired businesses;
•	obsolescence of our assets or our ability to sell, re-lease or re-charter our assets;
•	exposure to uninsurable losses and force majeure events;
•	infrastructure operations and maintenance may require substantial capital expenditures;
•	the legislative/regulatory environment and exposure to increased economic regulation;
•	exposure to the oil and gas industry’s volatile oil and gas prices;

•	difficulties in obtaining effective legal redress in jurisdictions in which we operate with less developed legal systems;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940 and the fact that maintaining such exemption imposes limits on our operations;
•	our ability to successfully utilize leverage in connection with our investments;
•	foreign currency risk and risk management activities;
•	effectiveness of our internal control over financial reporting;
•	exposure to environmental risks, including natural disasters, increasing environmental legislation and the broader impacts of climate change;
•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•	actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;
•	our dependence on our Manager and its professionals and actual, potential or perceived conflicts of interest in our relationship with our Manager;
•	effects of the merger of Fortress with affiliates of SoftBank;
•	volatility in the market price of our shares;
•	the inability to pay dividends to our shareholders in the future; and
•	other risks described in the “Risk Factors” section of this prospectus supplement.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement. The forward-looking statements made or incorporated by reference in this prospectus supplement relate only to events as of the date of this prospectus supplement or the date of the other documents incorporated by reference herein, as applicable. We do not undertake any obligation to publicly update or review any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

NON-GAAP FINANCIAL MEASURES
This prospectus supplement, including the information incorporated by reference herein, contains both financial measures prepared and presented in accordance with GAAP and non-GAAP financial measures. Each of Adjusted EBITDA and Pro Forma Adjusted EBITDA is a measurement of financial performance that is not prepared and presented in accordance with GAAP. Accordingly, these measures should not be considered as a substitute for data prepared and presented in accordance with GAAP. These non-GAAP financial measures are or have been used by FTAI’s management when evaluating results of operations and as otherwise described below. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.
FTAI’s management believes these non-GAAP financial measures provide users of the financial statements with additional and useful information with which to evaluate results of operations. We define Adjusted EBITDA as net income (loss) attributable to shareholders from continuing operations, adjusted (i) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (ii) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (iii) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.
Adjusted EBITDA is the primary performance measure that our Chief Operating Decision Maker utilizes to assess operational performance, as well as to make resource and allocation decisions. We evaluate investment performance for each reportable segment primarily based on net income (loss) attributable to shareholders from continuing operations and Adjusted EBITDA. We believe that net income (loss) attributable to shareholders from continuing operations, as defined by GAAP, is the most appropriate earnings measurement with which to reconcile Adjusted EBITDA. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner, and should not be considered as an alternative to net income (loss) attributable to shareholders from continuing operations as determined in accordance with GAAP. We are providing Pro Forma Adjusted EBITDA as additional supplemental non-GAAP information that we believe is useful information to evaluate the pro forma results of operations of the Company.
Although we use or have used these non-GAAP financial measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools have limitations, and you should not consider such measures in isolation, or as substitutes for analysis of the applicable historical or pro forma results of operations as reported in accordance with GAAP. For a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, see “Summary Historical and Pro Forma Financial Information—Summary Historical Financial Information of FTAI.” For a reconciliation of Pro Forma Adjusted EBITDA to net loss attributable to shareholders as presented in the unaudited pro forma condensed combined financial information contained in our Current Report on Form 8-K/A filed with the SEC on September 8, 2021, which is incorporated by reference in this prospectus supplement, see “Summary Unaudited Pro Forma Supplemental Non-GAAP Information.”

MARKET AND INDUSTRY DATA
We obtained the market, industry and competitive position data used throughout this prospectus supplement and the documents incorporated herein by reference from internal surveys as well as third-party sources, including market research, publicly available information and industry publications as indicated herein. Industry publications, surveys and forecasts, including those referenced herein, generally state that the information presented therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Neither we nor the underwriters have independently verified any of the information or data from third-party sources, nor have we or the underwriters ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys and market research, while believed to be reliable, have not been independently verified, and neither we nor the underwriters make any representation as to the accuracy of such information.
While we are not aware of any misstatements regarding the market, industry and competitive position data presented herein, such data and management estimates are subject to change and are uncertain due to limits on reliability of primary sources of information and the voluntary nature of the data gathering process. Projections, assumptions, expectations and our estimates regarding any of the topics or matters referred to above involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements” and “Forward-Looking Statements” in this prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement, and the accompanying prospectus. Neither we nor the underwriters can guarantee the accuracy or completeness of such information and data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, certain of these publications, studies, surveys, forecasts and reports were published before the global COVID-19 pandemic and therefore do not reflect any impact of the COVID-19 pandemic on any specific market or globally.

TRADEMARKS, SERVICE MARKS AND COPYRIGHTS
We own or have rights to trademarks, logos, service marks and trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. We also own or have rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, trade names and copyrights included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are listed without the TM, SM, © and ® symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks, trade names and copyrights included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. It may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein carefully, including the financial statements and the related notes, before making a decision to invest in our common shares. You should pay special attention to the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, to determine whether an investment in our common shares is appropriate for you. Some information in this prospectus supplement contains forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements.”
Our Company
We own and acquire high quality infrastructure and related equipment that is essential for the transportation of goods and people globally. We target assets that, on a combined basis, generate strong cash flows with potential for earnings growth and asset appreciation. We believe that there are a large number of acquisition opportunities in our markets and that our Manager’s expertise and business and financing relationships, together with our access to capital, will allow us to take advantage of these opportunities. We are externally managed by our Manager, an affiliate of Fortress, which has a dedicated team of experienced professionals focused on the acquisition of transportation and infrastructure assets since 2002. As of June 30, 2021, we had total consolidated assets of $3.6 billion and total equity of $1.0 billion. For the six months ended June 30, 2021, we had net loss attributable to shareholders from continuing operations of $71.1 million and Adjusted EBITDA of $115.1 million. As of December 31, 2020, we had total consolidated assets of $3.4 billion and total equity of $1.1 billion. For the year ended December 31, 2020, we had net loss attributable to shareholders from continuing operations of $106.4 million and Adjusted EBITDA of $243.3 million.
Our operations consist of two primary strategic business units – Infrastructure and Equipment Leasing. Our Infrastructure Business acquires long-lived assets that provide mission-critical services or functions to transportation networks and typically have high barriers to entry. The Company targets or develops operating businesses with strong margins, stable cash flows and upside from earnings growth and asset appreciation driven by increased use and inflation. Our Equipment Leasing Business acquires assets that are designed to carry cargo or people or provide functionality to transportation infrastructure. Transportation equipment assets are typically long-lived, moveable and leased by us on either operating leases or finance leases to companies that provide transportation services. Our leases generally provide for long-term contractual cash flow with high cash-on-cash yields and include structural protections to mitigate credit risk.
Our reportable segments are comprised of interests in different types of infrastructure and equipment leasing assets. Since January 1, 2020, we have conducted our business through the following three reportable segments: (i) Aviation Leasing, which is within the Equipment Leasing Business, (ii) Jefferson Terminal and (iii) Ports and Terminals, which together with Jefferson Terminal comprise our Infrastructure Business. We anticipate presenting the business of Transtar as an additional reportable segment beginning with our quarterly report for the third quarter of 2021.
The Aviation Leasing segment consists of aircraft and aircraft engines held for lease and are typically held long-term. The Jefferson Terminal segment consists of a multi-modal crude and refined products terminal and other related assets. The Ports and Terminals segment consists of the Repauno Delaware Port, acquired in 2016, a 1,630 acre deep-water port located along the Delaware River with an underground storage cavern and multiple industrial development opportunities. Additionally, Ports and Terminals includes an equity method investment, Long Ridge, which is a 1,660 acre multi-modal port located along the Ohio River with rail, dock, and multiple industrial development opportunities, including a power plant under construction.

In December 2019, we completed the sale of substantially all of our railroad business, which was formerly reported as our Railroad segment. Under ASC 205-20, this disposition met the criteria to be reported as discontinued operations and the assets, liabilities and results of operations have been presented as discontinued operations for all periods presented in this prospectus supplement.
Corporate and Other primarily consists of debt, unallocated corporate general and administrative expenses, and management fees. Additionally, Corporate and Other includes (i) offshore energy related assets, which consist of vessels and equipment that support offshore oil and gas activities and are typically subject to long-term operating leases, (ii) an investment in an unconsolidated entity engaged in the acquisition and leasing of shipping containers and (iii) railroad assets retained after the December 2019 sale, which consist of equipment that support a railcar cleaning business.
During 2019, we determined that our Offshore Energy and Shipping Containers segments no longer met the requirement as reportable segments. In addition, with the December 2019 sale of substantially all of our railroad business, the Railroad segment no longer met the requirement as a reportable segment. Accordingly, we have presented these operating segments, along with Corporate results, within Corporate and Other effective in 2019. All prior periods presented in this prospectus supplement have been restated for historical comparison across segments.
On December 27, 2017, SoftBank completed its acquisition of Fortress. In connection with such acquisition, Fortress operates within SoftBank as an independent business headquartered in New York.
Pursuant to the terms of the Management Agreement, our Manager provides a management team and other professionals who are responsible for implementing our business strategy and performing certain services for us, subject to oversight by our board of directors. For its services, our Manager is entitled to an annual management fee and is eligible to receive incentive compensation, depending upon our performance. Our Manager will also receive an option to acquire our common shares in connection with this offering. See “The Offering.” For more information about the terms of our Management Agreement and our compensation arrangements with our General Partner, please see Note 16, Management Agreement and Affiliate Transactions, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Recent Developments
Acquisition of Transtar, LLC
On July 28, 2021, we completed our purchase of 100% of the equity interests of Transtar, which was a wholly-owned short-line railroad subsidiary of U.S. Steel, for a cash purchase price of $640.0 million, subject to certain customary adjustments set forth in the Transtar Purchase Agreement. Transtar is comprised of six short-line freight railroads, including two that connect to U.S. Steel’s largest production facilities in North America: the Gary Railway Company, Indiana; The Lake Terminal Railroad Company, Ohio; Union Railroad Company LLC, Pennsylvania; Fairfield Southern Company Inc., Alabama; Delray Connecting Railroad Company, Michigan; and the Texas & Northern Railroad Company, Texas. Transtar has approximately 400 employees, of which approximately 300 are subject to collective bargaining agreements.
Bridge Loans
On July 28, 2021, in connection with the closing of the Transtar acquisition, we borrowed senior unsecured bridge term loans in an aggregate principal amount of $650.0 million pursuant to that certain credit agreement, dated as of July 28, 2021, by and among us, as the borrower, the guarantors from time to time party thereto, certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent. The proceeds of the Bridge Loans, together with cash on hand, were used to fund the Transtar acquisition and pay certain fees and expenses in connection therewith. The Bridge Loans bear interest at the Adjusted Eurodollar Rate (determined in accordance with the credit agreement governing the Bridge Loans), subject to a “floor” of 0.50% per annum, plus (a) 5.50% per annum for the first period of three months commencing on July 28, 2021, (b) 6.00% per annum for the next period of three months commencing thereafter, (c) 6.50% per annum for the next period of three months commencing thereafter and (d) 7.00% per annum for the next period of three months commencing thereafter to, but excluding, July 27, 2022. However, in the event of a failure by the Company to

(i) issue debt securities upon the demand of the holders of a majority of the aggregate Bridge Loans under the credit agreement on or after the earlier of (x) October 5, 2021 and (y) 14 days after the availability of certain financial statements of Transtar pursuant to the Fee Letter (as defined in the credit agreement) or (ii) deliver certain financial statements of Transtar to the investment banks engaged for the offering of such debt securities on or prior to October 5, 2021 (in each case, subject to the terms of the Fee Letter), the Bridge Loans will bear interest at a fixed rate per annum equal to 7.00%, subject to a step-up to 8.00% if the Company has not issued capital stock generating at least $200.0 million in gross cash proceeds on or prior to October 5, 2021, but reverting back to 7.00% once the Company has issued capital stock generating at least $200.0 million in gross cash proceeds (the “Total Cap”).
Any Bridge Loans that have not been repaid in full on or prior to July 27, 2022 will automatically be converted into senior term loans (the “Extended Term Loans”) in an aggregate principal amount equal to the then-outstanding principal amount of Bridge Loans. The Extended Term Loans will bear interest at the Total Cap beginning on July 27, 2022 to, but excluding, the date of maturity thereof. The Extended Term Loans will mature on July 28, 2029. The Extended Term Loans may be exchanged by the lenders at any time in whole or in part into senior exchange notes (“Exchange Notes”) having an aggregate principal amount equal to the outstanding principal amount of such Extended Term Loan. The Exchange Notes will bear interest at the Total Cap and will mature on July 28, 2029.
It is expected that the net proceeds of this offering will be used to repay a portion of the amounts outstanding under the Bridge Loans. We currently expect to repay and/or refinance remaining amounts under the Bridge Loans (after giving effect to the use of proceeds of this offering) prior to their maturity with the proceeds of future debt issuances, together with a combination of cash on hand and other sources of liquidity.
Railway Services Agreement
On July 28, 2021, in connection with the closing of the Transtar acquisition, Transtar, certain Transtar subsidiaries (together with Transtar, the “Transtar Parties”), and U.S. Steel entered into a railway services agreement (the “Railway Services Agreement”). Under the Railway Services Agreement, for an initial term of 15 years from and after the closing of the Transtar acquisition, Transtar will continue to provide U.S. Steel with rail haulage, switching and transportation services at U.S. Steel’s facilities in and around Gary, Indiana, Pittsburgh, Pennsylvania, Fairfield, Alabama, Ecorse, Michigan, Lorain, Ohio and Lone Star, Texas, including but not limited to: railcar maintenance and repair services, locomotive maintenance, inspection and repair services, maintenance-of-way services, car management services, and rail and material handling services. The first five years of the Railway Services Agreement term contain the following minimum annual dollar value requirements: (i) from the closing until the first anniversary, $85.8 million, (ii) from the first anniversary until the second anniversary, $92.3 million, (iii) from the second anniversary until the third anniversary, $94.5 million, (iv) from the third anniversary until the fourth anniversary, $103.5 million, and (v) from the fourth anniversary until the fifth anniversary, $106.5 million.
Jefferson Terminal Series 2021 Bonds
On August 18, 2021, the Port of Beaumont Navigation District of Jefferson County, Texas (the “Port Issuer”) issued Series 2021A bonds in an aggregate principal amount of $225.0 million (the “Series 2021A Bonds”). On August 18, 2021, the Port of Beaumont Industrial Development Authority (the “IDA Issuer”) issued Taxable Series 2021B bonds in the aggregate principal amount of $200.0 million (the “Series 2021B Bonds”, and together with the Series 2021A Bonds, the “Jefferson Terminal Series 2021 Bonds”). In connection therewith, the Jefferson Energy companies, acting through certain subsidiaries (the “Jefferson Parties”), the Port Issuer and the IDA Issuer, as applicable, entered into certain contractual arrangements including an Indenture, a Supplemental Indenture, an amendment to Facilities Lease, an Amended and Restated Collateral Agency, Intercreditor and Accounts Agreement, Senior Loan Agreements, and certain other financing documents, whereby the Port Issuer loaned the proceeds of the Series 2021A Bonds and the IDA Issuer loaned the proceeds of the Series 2021B Bonds to the Jefferson Parties. These contractual arrangements that were entered into in connection with the offering of the Jefferson Terminal Series 2021 Bonds provide that the Jefferson Parties bear the economic obligation to pay principal, interest and other amounts under the Jefferson Terminal Series 2021 Bonds as and when due. For additional information relating to the terms of the Jefferson Terminal Series 2021 Bonds, including maturity dates and interest rates, see our Current Report on Form 8-K filed on August 4, 2021.

The Jefferson Parties used a portion of the net proceeds from the Jefferson Terminal Series 2021 Bonds to repay certain indebtedness, and intend to use a portion of the net proceeds to pay for or reimburse the cost of development, construction and acquisition of certain facilities, to fund certain reserve and funded interest accounts related to the Jefferson Terminal Series 2021 Bonds, and to pay for or reimburse certain costs of issuance of the Jefferson Terminal Series 2021 Bonds.
Potential Acquisitions, Investments and Other Strategic Transactions
We are actively evaluating potential acquisitions, investments and other strategic transactions, including acquisitions of assets and operating companies in the transportation and infrastructure sectors (including in aviation, rail, energy, clean energy, intermodal transport, ports and terminals and other transportation sectors), debt issuances and the potential separation of the Company into aerospace and infrastructure companies, which would result in us no longer being treated for U.S. federal income tax purposes as a partnership. Any potential acquisitions, investments or other strategic transactions (including the potential separation of the Company into aerospace and infrastructure companies) could be subject to various risks and uncertainties and depend upon various conditions and circumstances. Accordingly, it is difficult to predict whether any potential acquisitions, investments or other strategic transactions would be signed or completed in the short-term or long-term or at all. In addition, we are in discussions relating to one or more potential acquisitions in the transportation and infrastructure sectors that, if consummated, would be material. We would expect to finance any such acquisition with debt or a combination of debt and equity. There can be no assurance that (i) we will be able to negotiate acceptable terms for any acquisitions, investments or other strategic transactions; (ii) we will be successful in acquiring any identified targets or assets or predicting the timing of any such acquisitions, investments or other strategic transactions; or (iii) any acquisitions, investments or other strategic transactions we may complete will provide the anticipated benefits or otherwise generate returns meeting our expectations. Additionally, any such acquisitions, investments or other strategic transactions, such as the potential separation of the Company into aerospace and infrastructure companies, could impact our business and have certain tax consequences to our shareholders.
Corporate Information
We were formed as Fortress Transportation and Infrastructure Investors Ltd., an exempted company incorporated under the laws of Bermuda, on October 23, 2013. We were domesticated in Delaware as a limited liability company and changed our name to Fortress Transportation and Infrastructure Investors LLC on February 19, 2014. Holdco was formed on May 9, 2011 and commenced operations on June 23, 2011; from that time until the current date, its operations have consisted of acquiring, managing and disposing of transportation and transportation-related infrastructure and equipment assets as more fully described herein. Our principal executive offices are located at 1345 Avenue of the Americas c/o Fortress Transportation and Infrastructure Investors LLC, New York, New York 10105. Our telephone number is 212-798-6100. Our web address is www.ftandi.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

THE OFFERING
The summary below contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, “we,” “our” and “us” refer only to Fortress Transportation and Infrastructure Investors LLC and not to its consolidated subsidiaries.
Issuer
Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company.
Common Shares Offered
12,000,000 shares (or 13,800,000 if the underwriters exercise their option to purchase additional common shares in full).
Approximate Number of Common Shares to be Outstanding after this Offering
97,641,314 shares (or 99,441,314 if the underwriters exercise their option to purchase additional common shares in full).(1)
New York Stock Exchange Symbol for Common Shares
“FTAI”
Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $    million (or $    million if the underwriters exercise in full their option to purchase additional shares). We intend to use the net proceeds from our sale of the shares in this offering to repay a portion of the amounts outstanding under the Bridge Loans. Affiliates of certain of the underwriters are lenders of the Bridge Loans, and as a result, they will receive a portion of the proceeds of this offering. Under FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we are a direct participation program not subject to the FINRA conflict of interest provisions. See “Use of Proceeds.”
Risk Factors
An investment in our common shares involves a high degree of risk. You should carefully consider the information set forth under the heading “Risk Factors” in this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement, before deciding whether to invest in our common shares.
(1)	The number of our common shares to be outstanding immediately after this offering is based on 85,641,314 of our common shares outstanding as of July 26, 2021 and excludes:
(i)	options relating to an aggregate of 25,000 of our common shares held by our directors; and
(ii)
an option relating to 1,200,000 common shares (or 1,380,000 common shares if the underwriters exercise their option to purchase additional common shares in full) at an exercise price per share equal to the public offering price, representing 10% of the number of common shares being offered hereby, that has been approved by the compensation committee of our board of directors to be granted pursuant to and in accordance with the terms of the Management Agreement and the Incentive Plan to our Manager upon the closing of this offering. The option will be fully vested as of the date of grant, become exercisable as to 1/30th of the common shares to which the option is subject on the first day of each of the 30 calendar months following the first full calendar month after the date of grant and expire on the tenth anniversary of the date of grant. See “Risk Factors—Risks Related to Our Common Shares—Your percentage ownership in us may be diluted in the future.”

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
The following tables set forth certain historical financial information of us and Transtar, as well as certain pro forma financial information after giving effect to the Transtar Transactions.
Summary Historical Financial Information of FTAI
The following table sets forth our summary historical financial information for the six months ended June 30, 2021 and 2020, for the fiscal years ended December 31, 2020, 2019 and 2018 and as of June 30, 2021, December 31, 2020 and December 31, 2019. The summary historical financial information for the six months ended June 30, 2021 and 2020 and as of June 30, 2021 has been derived from our unaudited consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement. Our summary historical financial information for the fiscal years ended December 31, 2020, 2019 and 2018 and as of December 31, 2020 and 2019 has been derived from our audited consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement.
	Six Months Ended June 30,		Year Ended December 31,
(dollars in thousands)	2021	2020	2020	2019	2018
Statement of Operations Data:
Equipment leasing revenues	$138,178	$166,283	$297,934	$349,322	$253,039
Infrastructure revenues	35,886	40,866	68,562	229,452	89,073
Total revenues	174,064	207,149	366,496	578,774	342,112
Total expenses	242,821	222,492	460,642	631,493	367,143
Other (expense) income:
Equity in losses of unconsolidated entities	(5,778)	(2,944)	(5,039)	(2,375)	(1,008)
Gain (loss) on sale of assets, net	4,798	(1,051)	(308)	203,250	3,911
Loss on extinguishment of debt	(3,254)	(4,724)	(11,667)	—	—
Interest income	739	63	162	531	488
Other (expense) income	(703)	32	70	3,445	3,983
Total other (expense) income	(4,198)	(8,624)	(16,782)	204,851	7,374
(Loss) income from continuing operations before income taxes	(72,955)	(23,967)	(110,928)	152,132	(17,657)
(Benefit from) provision for income taxes	(1,471)	(3,848)	(5,905)	17,810	2,449
Net (loss) income from continuing operations	(71,484)	(20,119)	(105,023)	134,322	(20,106)
Net income from discontinued operations, net of income taxes	—	1,331	1,331	73,462	4,402
Net (loss) income	$(71,484)	$(18,788)	$(103,692)	$207,784	$(15,704)
Less: Net (loss) income attributable to non-controlling interest in consolidated subsidiaries:
Continuing operations	(11,586)	(8,848)	(16,522)	(17,571)	(21,925)
Discontinued operations	—	—	—	247	339
Less: Dividends on preferred shares	11,176	8,618	17,869	1,838	—
Net (loss) income attributable to shareholders	$(71,074)	$(18,558)	$(105,039)	$223,270	$5,882
Cash Flow Data:
Net cash (used in) provided by operating activities	$(63,924)	$44,652	$63,106	$151,043	$133,697
Net cash used in investing activities	$(204,209)	$(298,122)	$(509,123)	$(495,236)	$(703,533)
Net cash provided by financing activities	$249,960	$111,001	$364,918	$465,873	$597,867
Other Financial Data:
Adjusted EBITDA (non-GAAP)(a)(b)	$115,108	$138,467	$243,306	$503,408	$215,872

	As of June 30,	As of December 31,
(dollars in thousands)	2021	2020	2019
Balance Sheet Data:
Cash and cash equivalents	$105,244	$121,703	$226,512
Restricted cash	38,001	39,715	16,005
Accounts receivable, net	175,827	91,691	49,470
Leasing equipment, net	1,656,702	1,635,259	1,707,059
Operating lease right-of-use assets, net	64,541	62,355	37,466
Finance leases, net	13,124	6,927	8,315
Property, plant, and equipment, net	1,014,390	964,363	732,109
Other assets	486,117	465,964	459,986
Total assets	$3,553,946	$3,387,977	$3,236,922
Debt, net	2,127,086	1,904,762	1,420,928
Other liabilities	385,847	383,894	477,137
Total liabilities	$2,512,933	$2,288,656	$1,898,065
Total equity	$1,041,013	$1,099,321	$1,338,857
(a)
Adjusted EBITDA is a measurement of financial performance that is not prepared and presented in accordance with GAAP. While we believe that the presentation of this non-GAAP measure will enhance an investor’s understanding of our operating performance, the use of this non-GAAP measure as an analytical tool has limitations and you should not consider it in isolation, or as a substitute for an analysis of our results of operations as reported in accordance with GAAP. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measures as defined by other companies.

(b)
We define Adjusted EBITDA as net income (loss) attributable to shareholders from continuing operations, adjusted (i) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (ii) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (iii) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA. We believe that net income (loss) attributable to shareholders from continuing operations, as defined by GAAP, is the most appropriate earnings measurement with which to reconcile Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss) attributable to shareholders from continuing operations as determined in accordance with GAAP. The table below reconciles Adjusted EBITDA to net income (loss) attributable to shareholders from continuing operations.

	Six Months Ended June 30,		Year Ended December 31,
(dollars in thousands)	2021	2020	2020	2019	2018
Net (loss) income attributable to shareholders from continuing operations	$(71,074)	$(19,889)	$(106,370)	$150,055	$1,819
Add: (Benefit from) provision for income taxes	(1,471)	(3,848)	(5,905)	17,810	2,449
Add: Equity-based compensation expense	2,553	702	2,325	1,509	717
Add: Acquisition and transaction expenses	6,042	6,855	9,868	17,623	6,968
Add: Losses on the modification or extinguishment of debt and capital lease obligations	3,254	4,724	11,667	—	—
Add: Changes in fair value of non-hedge derivative instruments	(6,573)	181	181	4,555	(5,523)
Add: Asset impairment charges	2,189	10,476	33,978	4,726	—
Add: Incentive allocations	—	—	—	21,231	407
Add: Depreciation and amortization expense(1)	106,811	97,405	202,746	199,185	160,567
Add: Interest expense	70,494	44,655	98,206	95,585	56,845
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities(2)	2,391	(287)	1,208	(1,387)	359
Less: Equity in losses of unconsolidated entities	5,778	2,944	5,039	2,375	1,008
Less: Non-controlling share of Adjusted EBITDA(3)	(5,286)	(5,451)	(9,637)	(9,859)	(9,744)
Adjusted EBITDA (non-GAAP)	$115,108	$138,467	$243,306	$503,408	$215,872
(1)
Depreciation and amortization expense includes the following for the six months ended June 30, 2021 and 2020 and the fiscal years ended December 31, 2020, 2019 and 2018: (i) $91,906, $83,917, $172,400, $169,023 and $133,908 of depreciation and amortization expense, (ii) $1,950, $2,063, $3,747, $7,181 and $8,588 of lease intangible amortization and (iii) $12,955, $11,425, $26,599, $22,981 and $18,071 of amortization for lease incentives, respectively.

(2)
Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the six months ended June 30, 2021 and 2020 and the fiscal years ended December 31, 2020, 2019 and 2018: (i) net loss of $(6,173), $(3,003), $(5,435), $(2,563) and $(1,196), (ii) interest expense of $527, $481, $1,138, $131 and $477, (iii) depreciation and amortization expense of $3,812, $2,408, $5,513, $1,045 and $1,078, (iv) acquisition and transaction expense of $0, $612, $581, $0 and $0, (v) changes in fair value of non-hedge derivative instruments of $4,201, $(785), $(589), $0 and $0 and (vi) asset impairment of $24, $0, $0, $0 and $0, respectively.

(3)
Non-controlling share of Adjusted EBITDA includes the following items for the six months ended June 30, 2021 and 2020 and the fiscal years ended December 31, 2020, 2019 and 2018: (i) equity based compensation of $490, $99, $374, $230 and $113, (ii) provision for income taxes of $26, $43, $59, $60 and $57, (iii) interest expense of $1,013, $1,231, $2,025, $3,400 and $4,624, (iv) depreciation and amortization expense of $3,983, $3,048, $6,149, $4,833 and $6,049 and (v) changes in fair value of non-hedge derivative instruments of $(226), $38, $38, $1,336, and $(1,099) and (vi) loss on extinguishment of debt of $0, $992, $992, $0 and $0, respectively.

Summary Historical Financial Information of Transtar
The following table sets forth the summary historical financial information of Transtar as of and for the six months ended June 30, 2021 and as of and for the fiscal year ended December 31, 2020. The summary historical financial information of Transtar as of and for the six months ended June 30, 2021 has been derived from the unaudited consolidated financial statements of Transtar and related notes, which are incorporated by reference in this prospectus supplement. The summary historical financial information of Transtar as of and for the fiscal year ended December 31, 2020 has been derived from the audited consolidated financial statements of Transtar and related notes, which are incorporated by reference in this prospectus supplement.
(dollars in thousands)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Statement of Operations Data:
Revenues from affiliates	$56,405	$93,586
Revenue from unrelated parties	12,867	21,596
Total revenues	69,272	115,182
Total operating expenses	38,453	68,249
Operating income	30,819	46,933
Other income, net	1,159	627
Interest income from affiliate	4,143	11,511
Interest expense	(76)	(214)
Income before income taxes	36,045	58,857
Income tax expense	9,132	14,934
Net income	$26,913	$43,923
Cash Flow Data:
Net cash provided by operating activities	$39,093	$51,646
Net cash provided by (used by) investing activities	$169,505	$(66,562)
Net cash (used by) provided by financing activities	$(208,913)	$15,169
(dollars in thousands)	As of June 30, 2021	As of December 31, 2020
Balance Sheet Data:
Cash and cash equivalents	$433	$748
Investment in affiliate	354,653	525,117
Accounts receivable, net	9,202	11,656
Prepaids and other current assets	2,768	3,306
Due from affiliates	11,491	10,905
Total current assets	378,547	551,732
Property, plant, and equipment, net	136,149	137,943
Operating lease right of use assets	11,722	12,567
Other assets	5,987	5,710
Total assets	$532,405	$707,952
Current liabilities	45,580	45,015
Total non-current liabilities	36,748	37,092
Total liabilities	82,328	82,107
Total member’s equity	450,077	625,845
Total liabilities and member’s equity	$532,405	$707,952

Summary Unaudited Pro Forma Condensed Combined Financial Information
The following tables set forth, for the periods and at the dates indicated, summary unaudited pro forma condensed combined financial information for FTAI after giving effect to the Transtar Transactions. The summary unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2020 and for the six months ended June 30, 2021 gives effect to the Transtar Transactions as if they were completed on January 1, 2020. The summary unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2020 includes the results of operations of Transtar for its fiscal year ended December 31, 2020, and the summary unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 includes the results of operations of Transtar for the six-month period ended June 30, 2021. The summary unaudited pro forma condensed combined balance sheet information as of June 30, 2021 gives effect to the Transtar Transactions as if they were completed on such date. We have derived this summary unaudited pro forma financial information from the unaudited pro forma financial statements contained in our Current Report on Form 8-K/A filed with the SEC on September 8, 2021, which is incorporated by reference in this prospectus supplement.
The historical consolidated financial information has been adjusted in the summary unaudited pro forma condensed combined financial information below to give effect to:
•	application of the acquisition method of accounting in connection with the Transtar acquisition;
•	adjustments to reflect the Bridge Loans incurred to finance the Transtar acquisition; and
•	transaction costs incurred in connection with the Transtar acquisition.
The summary unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of what our financial position or results of operations would have been had the Transtar Transactions been consummated on the date indicated, nor is it necessarily indicative of what our financial position or results of operations will be in future periods. The historical financial information has been adjusted to depict the accounting for the Transtar Transactions. Additionally, the summary unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits that may result from potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved in the Transtar acquisition or any strategies that management may consider in order to continue to efficiently manage our operations.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the summary unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. Assumptions and estimates underlying the pro forma adjustments are described in the notes accompanying the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement, which should be read in connection with the summary unaudited pro forma condensed combined financial information set forth below. Additionally, the summary unaudited pro forma condensed combined financial information set forth below should be read in conjunction with a review of the historical financial statements and notes thereto of FTAI and Transtar, which are incorporated by reference in this prospectus supplement. For further information relating to risk relating to the unaudited pro forma condensed combined financial information, see “Risk Factors—Risks Related to Our Acquisition of Transtar—The unaudited pro forma condensed combined financial information reflecting the Transtar acquisition included elsewhere or incorporated by reference in this prospectus supplement may not be representative of our actual results had the Transtar acquisition been completed as of the dates indicated, nor is it necessarily indicative of what our financial position or results of operations will be in future periods. Accordingly, you have limited financial information on which to evaluate the Company after giving effect to the Transtar acquisition.”

	Pro Forma
(dollars in thousands)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Statement of Operations Data:
Equipment leasing revenues	$138,178	$297,934
Infrastructure revenues	105,158	183,744
Total revenues	243,336	481,678
Total expenses	317,541	600,297
Other (expense) income:
Equity in losses of unconsolidated entities	(5,778)	(5,039)
Gain (loss) on sale of assets, net	5,154	(344)
Loss on extinguishment of debt	(3,254)	(11,667)
Interest income	739	162
Other income	100	733
Total other expense	(3,039)	(16,155)
Loss from continuing operations before income taxes	(77,244)	(134,774)
Benefit from income taxes	(2,558)	(12,154)
Net loss from continuing operations	(74,686)	(122,620)
Net income from discontinued operations, net of income taxes	—	1,331
Net loss	$(74,686)	$(121,289)
Less: Net loss attributable to non-controlling interest in consolidated subsidiaries:
Continuing operations	(11,586)	(16,522)
Less: Dividends on preferred shares	11,176	17,869
Net loss attributable to shareholders	$(74,276)	$(122,636)

	As of June 30, 2021
Balance Sheet Data:
Cash and cash equivalents	$99,619
Restricted cash	38,001
Accounts receivable, net	196,504
Leasing equipment, net	1,656,702
Operating lease right-of-use assets, net	76,240
Finance leases, net	15,489
Property, plant, and equipment, net	1,520,766
Other assets	686,936
Total assets	$4,290,257
Debt, net	2,759,411
Other liabilities	492,700
Total liabilities	$3,252,111
Total equity	$1,038,146

SUMMARY UNAUDITED PRO FORMA SUPPLEMENTAL NON-GAAP INFORMATION
We are including Pro Forma Adjusted EBITDA, which is a non-GAAP financial measure, to supplement the summary unaudited pro forma condensed combined financial information, which is presented in accordance with GAAP and prepared in accordance with Article 11 of Regulation S-X. Our management believes Pro Forma Adjusted EBITDA provides users of the pro forma financial statements with additional and useful information with which to evaluate pro forma results of operations. However, the use of this non-GAAP measure as an analytical tool has limitations and you should not consider it in isolation, or as a substitute for an analysis of our results of operations as reported in accordance with GAAP. Pro Forma Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measures as defined by other companies. We define Pro Forma Adjusted EBITDA as net loss attributable to shareholders, adjusted (i) to exclude the impact of benefit from income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (ii) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (iii) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA. Pro Forma Adjusted EBITDA should not be considered as an alternative to net loss attributable to shareholders as determined in accordance with GAAP and Article 11 of Regulation S-X. The table below reconciles Pro Forma Adjusted EBITDA to net loss attributable to shareholders as presented in the unaudited pro forma condensed combined financial information contained in our Current Report on Form 8-K/A filed with the SEC on September 8, 2021, which is incorporated by reference in this prospectus supplement.
(dollars in thousands)(1)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Net loss attributable to shareholders from continuing operations	$(74,276)	$(123,967)
Add: Benefit from for income taxes	(2,558)	(12,154)
Add: Equity-based compensation expense	2,553	2,325
Add: Acquisition and transaction expenses	6,233	13,520
Add: Losses on the modification or extinguishment of debt and capital lease obligations	3,254	11,667
Add: Changes in fair value of non-hedge derivative instruments	(6,573)	181
Add: Asset impairment charges	2,189	33,978
Add: Incentive allocations	—	—
Add: Depreciation and amortization expense(2)	117,682	224,661
Add: Interest expense	100,802	154,390
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities(3)	2,391	1,208
Less: Equity in losses of unconsolidated entities	5,778	5,039
Less: Non-controlling share of Adjusted EBITDA(4)	(5,286)	(9,637)
Pro Forma Adjusted EBITDA (non-GAAP)	$152,189	$301,211
(1)
Pro forma amounts give effect to the Transtar Transactions in the manner described under “Summary Historical and Pro Forma Financial Information—Summary Unaudited Pro Forma Condensed Combined Financial Information” and in gives effect to the Transtar Transactions in the manner described in the unaudited pro forma condensed combined financial information contained in our Current Report on Form 8-K/A filed with the SEC on September 8, 2021, which is incorporated by reference in this prospectus supplement.

(2)
Depreciation and amortization expense includes the following for the six months ended June 30, 2021 and the fiscal year ended December 31, 2020: (i) depreciation and amortization expense of $102,777 and $194,315, (ii) lease intangible amortization of $1,950 and $3,747 and (iii) amortization for lease incentives of $12,955 and $26,599, respectively.

(3)
Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the six months ended June 30, 2021 and the fiscal year ended December 31, 2020: (i) net loss of $(6,173) and $(5,435), (ii) interest expense of $527 and $1,138, (iii) depreciation and amortization expense of $3,812 and $5,513, (iv) acquisition and transaction expense of $0 and $581, (v) changes in fair value of non-hedge derivative instruments of $4,201 and $(589) and (vi) asset impairment of $24 and $0, respectively.

(4)
Non-controlling share of Adjusted EBITDA includes the following items for the six months ended June 30, 2021 and the fiscal year ended December 31, 2020: (i) equity based compensation of $490 and $374, (ii) provision for income taxes of $26 and $59, (iii) interest expense of $1,013 and $2,025, (iv) depreciation and amortization expense of $3,983 and $6,149, (v) changes in fair value of non-hedge derivative instruments of $(226) and $38 and (vi) loss on extinguishment of debt of $0 and $992, respectively.

RISK FACTORS
An investment in our common shares involves a high degree of risk. You should carefully consider the risks described below together with all the other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein. For a further discussion of the risks, uncertainties and assumptions relating to an investment in our business, please see the discussion under Part II, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, which are incorporated by reference into this prospectus supplement, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of the following risks, as well as other risks and uncertainties, could harm the value of our common shares directly or our business and financial results and thus indirectly cause the value of our common shares to decline. Such risks are not the only ones that could impact us or the value of the common shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. As a result of any of these risks, known or unknown, you may lose all or part of your investment in the common shares. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.
Risks Related to Our Acquisition of Transtar
Our acquisition of Transtar may not achieve its intended results and we may be unable to successfully integrate the operations of Transtar.
On July 28, 2021, we completed our previously announced acquisition of 100% of the equity interests of Transtar, a wholly-owned short-line railroad subsidiary of U.S. Steel. Transtar is comprised of six short-line freight railroads, including two that connect to U.S. Steel’s largest production facilities in North America: the Gary Railway Company, Indiana; The Lake Terminal Railroad Company, Ohio; Union Railroad Company LLC, Pennsylvania; Fairfield Southern Company Inc., Alabama; Delray Connecting Railroad Company, Michigan; and the Texas & Northern Railroad Company, Texas. We are subject to certain risks relating to the Transtar acquisition, which could have a material adverse effect on our business, results of operations and financial condition. Such risks may include, but are not limited to:
•	failure to successfully integrate Transtar in a manner that permits us to realize the anticipated benefits of the acquisition;
•	difficulties and delays integrating Transtar’s personnel, operations and systems and retaining key employees;
•	higher than anticipated costs incurred in connection with the integration of the business and operations of Transtar;
•	challenges in operating and managing rail lines across geographically disparate regions;
•	disruptions to our ongoing business and diversions of our management’s attention caused by transition or integration activities involving Transtar;
•	challenges with implementing adequate and appropriate controls, procedures and policies in Transtar’s business;
•	Transtar’s dependence on U.S. Steel as its primary customer;
•	difficulties expanding our customer base;
•	difficulties arising from Transtar’s dependence on U.S. Steel to provide a variety of necessary transition services to Transtar and any failure by U.S. Steel to adequately provide such services;
•	assumption of pre-existing contractual relationships of Transtar that we may not have otherwise entered into, the termination or modification of which may be costly or disruptive to our business;

•	incurring debt to finance the Transtar acquisition, which increased our debt service requirements, expense and leverage;
•	any potential litigation arising from the Transtar acquisition and related transactions; and
•
other risks described in Part II, Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, which is incorporated by reference into this prospectus supplement.

The successful integration of a new business also depends on our ability to manage the new business, realize forecasted synergies and full value from the combined business. Our business, results of operations, financial condition and cash flows could be materially adversely affected if we are unable to successfully integrate Transtar.
The unaudited pro forma condensed combined financial information reflecting the Transtar acquisition included elsewhere or incorporated by reference in this prospectus supplement may not be representative of our actual results had the Transtar acquisition been completed as of the dates indicated, nor is it necessarily indicative of what our financial position or results of operations will be in future periods. Accordingly, you have limited financial information on which to evaluate the Company after giving effect to the Transtar acquisition.
The unaudited pro forma condensed combined financial information of the Company, which was prepared in accordance with Article 11 of Regulation S-X, is presented for informational purposes only. It is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Transtar acquisition been completed as of the dates indicated, nor is it necessarily indicative of what our financial position or results of operations will be in future periods. Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits that may result from potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved as a result of the Transtar acquisition or any strategies that management may consider in order to continue to efficiently manage our operations. As a result, our actual results and financial position may differ from what is anticipated, and investors should not place any undue reliance on the unaudited pro forma condensed combined financial information of the Company.
Additionally, in preparing the unaudited pro forma condensed combined financial information, we adjusted Transtar’s assets and liabilities to their estimated fair values based on preliminary valuation procedures performed to date. As of the date this prospectus supplement, we have not completed certain detailed valuation procedures necessary to finalize the fair values of Transtar’s assets and liabilities and the related allocation of the purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments. While the pro forma financial information reflects preliminary reclassifications, we are still evaluating Transtar’s accounting policies in an effort to determine if differences in accounting policies require adjustment or reclassification of Transtar’s results of operations or reclassification of assets or liabilities to conform to FTAI’s accounting policies and classifications. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial information. Based upon the foregoing considerations, you have limited financial information on which to evaluate the Company after giving effect to the Transtar acquisition.
Risks Related to Our Common Shares
The market price and trading volume of our common shares may be volatile, which could result in rapid and substantial losses for holders of the common shares.
The market price of our common shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. The offering price of our common shares may not be indicative of prices that will prevail in the open market following completion of this offering. If the market price of our common shares declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. The market price of our common shares may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:
•	a shift in our investor base;
•	our quarterly or annual earnings, or those of other comparable companies;

•	actual or anticipated fluctuations in our operating results;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	announcements by us or our competitors of significant investments, acquisitions or dispositions;
•	the failure of securities analysts to cover our common shares;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and share price performance of other comparable companies;
•	additional issuances of preferred shares;
•	whether we declare distributions on our preferred shares;
•	overall market fluctuations;
•	general economic conditions; and
•	developments in the markets and market sectors in which we participate.
Stock markets in the United States have experienced extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions such as acts of terrorism, prolonged economic uncertainty, a recession or interest rate or currency rate fluctuations, could adversely affect the market price of our common shares.
We are required by Section 404 of the Sarbanes-Oxley Act to evaluate the effectiveness of our internal controls, and the outcome of that effort may adversely affect our results of operations, financial condition and liquidity.
As a public company, we are required to comply with Section 404 (“Section 404”) of the Sarbanes-Oxley Act. Section 404 requires that we evaluate the effectiveness of our internal control over financial reporting at the end of each fiscal year and to include a management report assessing the effectiveness of our internal control over financial reporting in our Annual Report on Form 10-K for that fiscal year. Section 404 also requires an independent registered public accounting firm to attest to, and report on, management’s assessment of our internal control over financial reporting. We are required to have our independent registered public accounting firm attest to the effectiveness of our internal controls in our Annual Report on Form 10-K each fiscal year. The outcome of our review and the report of our independent registered public accounting firm may adversely affect our results of operations, financial condition and liquidity. During the course of our review, we may identify control deficiencies of varying degrees of severity, and we may incur significant costs to remediate those deficiencies or otherwise improve our internal controls. As a public company, we are required to report control deficiencies that constitute a “material weakness” in our internal control over financial reporting. If we discover a material weakness in our internal control over financial reporting, our share price could decline and our ability to raise capital could be impaired.
Your percentage ownership in us may be diluted in the future.
Your percentage ownership in FTAI may be diluted in the future because of equity awards that have been granted or may be granted to our Manager pursuant to the Management Agreement and the Incentive Plan. As discussed in this prospectus supplement under the caption “The Offering,” on the closing date of this offering, we will grant to our Manager an option to acquire 1,200,000 common shares (or 1,380,000 common shares if the underwriters exercise their option to purchase additional common shares in full) at an exercise price per share equal to the public offering price. Excluding the option being granted to the Manager in connection with this offering, since 2015, we have granted our Manager options to acquire 2,574,624 common shares in connection with prior equity offerings. In the future, upon the successful completion of additional offerings of our common shares or other equity securities (including securities issued as consideration in an acquisition), we will grant to our Manager options to purchase common shares in an amount equal to 10% of the number of common shares being sold in such offerings (or if the issuance relates to equity securities other than our common shares, options to purchase a number of common shares equal to 10% of the gross capital raised in the equity issuance divided by the fair market value of a common share as of the date of the issuance), with an exercise price equal to the offering price per share paid by the public or other ultimate purchaser or attributed to such securities in connection with an acquisition (or the fair market value of a common share as of the date of the equity issuance if it relates to equity securities other than our common shares), and any such offering or the exercise of the option in connection with such offering would cause dilution.
Our board of directors has adopted the Incentive Plan, which provides for the grant of equity-based awards, including restricted shares, stock options, stock appreciation rights, performance awards, restricted share units, tandem awards and other equity-based and non-equity based awards, in each case to our Manager, to the directors, officers, employees, service providers, consultants and advisors of our Manager who perform services for us, and to our directors, officers, employees, service providers, consultants and advisors. We have initially reserved 30.0 million common shares for issuance under the Incentive Plan. As of June 30, 2021, rights relating to 2,599,624 of our common shares were outstanding under the Incentive Plan. In connection with this offering, the number of shares reserved for issuance under the Incentive Plan will be further increased in an amount equal to 1,200,000 common shares (or 1,380,000 common shares if the underwriters exercise their option to purchase additional common shares in full), which amount corresponds to the common shares subject to the option described above. In the future, on the date of any equity issuance by us during the ten-year term of the Incentive Plan (including in respect of securities issued as consideration in an acquisition), the maximum number of shares available for issuance under the Incentive Plan will be increased to include an additional number of common shares equal to 10% of either (i) the total number of common shares newly issued by us in such equity issuance or (ii) if such equity issuance relates to equity securities other than our common shares, a number of our common shares equal to 10% of (A) the gross capital raised in an equity issuance of equity securities other than common shares during the ten-year term of the Incentive Plan, divided by (B) the fair market value of a common share as of the date of such equity issuance.
Sales or issuances of our common shares could adversely affect the market price of our common shares.
Sales of substantial amounts of our common shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares. The issuance of our common shares in connection with property, portfolio or business acquisitions or the exercise of outstanding options or otherwise could also have an adverse effect on the market price of our common shares.
The incurrence or issuance of debt, which ranks senior to our common shares upon our liquidation, and future issuances of equity or equity-related securities, which would dilute the holdings of our existing common shareholders and may be senior to our common shares for the purposes of making distributions, periodically or upon liquidation, may negatively affect the market price of our common shares.
We have incurred and may in the future incur or issue debt or issue equity or equity-related securities to finance our operations, acquisitions or investments. Upon our liquidation, lenders and holders of our debt and holders of our preferred shares (if any) would receive a distribution of our available assets before common shareholders. Any future incurrence or issuance of debt would increase our interest cost and could adversely affect our results of operations and cash flows. We are not required to offer any additional equity securities to existing common shareholders on a preemptive basis. Therefore, additional issuances of common shares, directly or through convertible or exchangeable securities (including limited partnership interests in our operating partnership), warrants or options, will dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, may reduce the market price of our common shares. Any preferred shares issued by us would likely have a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common shareholders. Because our decision to incur or issue debt or issue equity or equity-related securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, common shareholders bear the risk that our future incurrence or issuance of debt or issuance of equity or equity-related securities will adversely affect the market price of our common shares.
Our determination of how much leverage to use to finance our acquisitions may adversely affect our return on our assets and may reduce funds available for distribution.
We utilize leverage to finance many of our asset acquisitions, which entitles certain lenders to cash flows prior to retaining a return on our assets. While our Manager targets using only what we believe to be reasonable leverage, our strategy does not limit the amount of leverage we may incur with respect to any specific asset. The return we are able to earn on our assets and funds available for distribution to our shareholders may be significantly reduced due to changes in market conditions, which may cause the cost of our financing to increase relative to the income that can be derived from our assets.
While we currently intend to pay regular quarterly dividends to our shareholders, we may change our dividend policy at any time.
Although we currently intend to pay regular quarterly dividends to holders of our common shares, we may change our dividend policy at any time. From time to time, our net cash provided by operating activities has been less than the amount of distributions to our shareholders. The declaration and payment of dividends to holders of our common shares will be at the discretion of our board of directors in accordance with applicable law after taking into account various factors, including actual results of operations, liquidity and financial condition, net cash provided by operating activities, restrictions imposed by applicable law, our taxable income, our operating expenses and other factors our board of directors deem relevant. Our long-term goal is to maintain a payout ratio of between 50-60% of funds available for distribution, with remaining amounts used primarily to fund our future acquisitions and opportunities. There can be no assurance that we will continue to pay dividends in amounts or on a basis consistent with prior distributions to our investors, if at all. Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries and our ability to receive distributions from our subsidiaries may be limited by the financing agreements to which they are subject. In addition, pursuant to the Partnership Agreement, the General Partner will be entitled to receive incentive allocations before any amounts are distributed by us based both on our consolidated net income and capital gains income in each fiscal quarter and for each fiscal year, respectively. Furthermore, the terms of our preferred shares generally prevent us from declaring or paying dividends or repurchasing our common shares or other junior capital unless all accrued distributions on such preferred shares have been paid in full.
Anti-takeover provisions in our operating agreement and Delaware law could delay or prevent a change in control.
Provisions in our operating agreement may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our shareholders. For example, our operating agreement provides for a staggered board, requires advance notice for proposals by shareholders and nominations, places limitations on convening shareholder meetings, and authorizes the issuance of preferred shares that could be issued by our board of directors to thwart a takeover attempt. In addition, certain provisions of Delaware law may delay or prevent a transaction that could cause a change in our control. The market price of our common shares could be adversely affected to the extent that provisions of our operating agreement discourage potential takeover attempts that our shareholders may favor.
There are certain provisions in our operating agreement regarding exculpation and indemnification of our officers and directors that differ from the Delaware General Corporation Law (the “DGCL”) in a manner that may be less protective of the interests of our shareholders.
Our operating agreement provides that to the fullest extent permitted by applicable law our directors or officers will not be liable to us. Under the DGCL, a director or officer would be liable to us for (i) breach of the duty of loyalty to us or our shareholders, (ii) intentional misconduct or knowing violations of the law that are not done in good faith, (iii) improper redemption of shares or declaration of dividend, or (iv) a transaction from which the director derived an improper personal benefit. In addition, our operating agreement provides that we indemnify our directors and officers for acts or omissions to the fullest extent provided by law. Under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in a criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful. Accordingly, our operating agreement may be less protective of the interests of our shareholders, when compared to the DGCL, insofar as it relates to the exculpation and indemnification of our officers and directors.
If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common shares, our share price and trading volume could decline.
The trading market for our common shares are influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrades our common shares or publishes inaccurate or unfavorable research about our business, our common share price may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common share price or trading volume to decline and our common shares to be less liquid.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $   million (or $   million if the underwriters exercise in full their option to purchase additional common shares), based upon a price per share of $  , which is the price per share at which the underwriters have agreed to purchase our common shares from us in this offering. We intend to use the net proceeds from our sale of the common shares in this offering to repay a portion of the amounts outstanding under the Bridge Loans.
We estimate that the total underwriting discounts and expenses of this offering payable by us will be approximately $   million (or $   million if the underwriters exercise in full their option to purchase additional shares).
As of the date of this prospectus supplement, an aggregate principal amount of $650.0 million was outstanding under the Bridge Loans, which were used to fund the Transtar acquisition. For information regarding the terms of the Bridge Loans, including the interest rate and maturity of the Bridge Loans, see “Prospectus Supplement Summary—Recent Developments—Bridge Loans.”
Affiliates of certain of the underwriters are lenders of the Bridge Loans, and as a result, they will receive a portion of the proceeds of this offering. Under FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we are a direct participation program not subject to the FINRA conflict of interest provisions. See “Underwriting.”

CAPITALIZATION
We are providing the following information to assist you in analyzing the financial aspects of this offering. We urge you to read all the information contained in the following table in conjunction with FTAI’s historical financial statements and related notes, Transtar’s historical financial statements and related notes and our unaudited pro forma financial statements contained in our reports filed with the SEC and incorporated by reference in this prospectus supplement (excluding portions of those reports which are furnished and not filed). See “Where You Can Find More Information.”
The following table sets forth our cash and cash equivalents, long-term debt, total debt and consolidated capitalization as of June 30, 2021 on: (i) an actual basis, (ii) an as adjusted basis, after giving effect to the Transtar Transactions and (iii) on an as further adjusted basis, after giving effect to (A) the adjustments set forth in clause (ii), (B) this offering (including the application of the net proceeds therefrom and assuming no exercise of the underwriters’ option to purchase up to an additional 1,800,000 common shares), based on a price per share of $  , which is the price per share at which the underwriters have agreed to purchase our common shares from us in this offering, and (C) the issuance of the Jefferson Terminal Series 2021 Bonds (and the application of the net proceeds therefrom).
	As of June 30, 2021
(dollars in thousands)	Actual (unaudited)	As Adjusted (unaudited)	As Further Adjusted(1) (unaudited)
Cash and cash equivalents(2)	$105,244	$105,244	$
Debt
Bridge Loans	—	650,000
Other long-term debt(3)	2,167,520	2,167,520	2,592,520(4)
Less: Debt issuance costs	(40,434)	(58,109)
Total debt, net	$2,127,086	$2,759,411	$
Total equity	$1,041,013	$1,041,013	$
Total capitalization	$3,168,099	$3,800,424	$
(1)
Does not give effect to any exercise of the option to be granted to our Manager upon the closing of this offering described in this prospectus supplement under the caption “The Offering.” See “Risk Factors—Risks Related to Our Common Shares—Your percentage ownership in us may be diluted in the future.”

(2)	Cash equivalents includes all highly liquid short-term investments with a maturity of 90 days or less when purchased.
(3)
For more information regarding our indebtedness, please see Note 9, Debt, Net to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and Note 9, Debt, Net to our consolidated financial statements included our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, as updated by annual, quarterly and other reports and documents we file with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

(4)
As further adjusted, other long-term debt includes $425.0 million aggregate principal amount outstanding under the Jefferson Terminal Series 2021 Bonds, which were issued on August 18, 2021. For more information, see “Prospectus Supplement Summary—Recent Developments—Jefferson Terminal Series 2021 Bonds.”

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion supplements, and to the extent inconsistent therewith replaces, the discussion set forth in the accompanying prospectus under the caption “United Stated Federal Income Tax Considerations,” which we refer to as the “Base Prospectus Tax Discussion.” You should review that discussion before making a decision to invest in the common shares. Except as set forth below, this discussion is subject to the same assumptions, qualifications and exclusions as the Base Prospectus Tax Discussion, mutatis mutandis. For purposes of this discussion, “U.S. Holder” and “Non-U.S. Holder” have the same definitions as in the Base Prospectus Tax Discussion. You should consult your tax advisors prior to investing in our common shares.
Federal Income Tax Opinion Regarding Partnership Status
Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) has acted as our tax counsel in connection with this offering. FTAI expects to receive an opinion from Akin Gump as to our treatment, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. The discussion and qualifications related to the opinion in the accompanying prospectus under the captions “Federal Income Tax Opinion Regarding Partnership Status” and “Taxation of FTAI” apply in the same manner to the opinion we expect to receive from Akin Gump.
Taxation of FTAI
FTAI currently operates in a manner so that it qualifies to be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation. Given the ongoing importance of our actual method of operation each year, and the possibility of future changes in our circumstances, including as a result of the potential separation of the Company into aerospace and infrastructure companies, no assurance can be given that FTAI will so qualify for any particular year.
The U.S. federal corporate income tax rate for taxable years beginning after December 31, 2017 is 21%. If FTAI were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, our taxable income would be subject to U.S. federal income tax at that rate for all taxable periods beginning after such date.
Consequences to U.S. Holders
A U.S. Holder that sells or otherwise disposes of our common shares would be subject to the 10% withholding tax described below (under “Consequences to Non-U.S. Holders”) if the U.S. Holder fails to provide the transferee or the applicable withholding agent an IRS Form W-9 or an affidavit stating the transferor’s taxpayer identification number and that the transferor is not a foreign person.
The withholding requirements with respect to the disposition of an interest in a publicly traded partnership are currently suspended and will remain suspended until Treasury regulations are promulgated or other relevant authoritative guidance is issued. Future guidance on the implementation of these requirements will be applicable on a prospective basis.
For purposes of the “Controlled Foreign Corporations” discussion in the Base Prospectus, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person that owns (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or 10% or more of the total combined value of all classes of stock.
Consequences to Non-U.S. Holders
If the IRS were to determine that we, Holdco or any other entity in which we invest that is subject to tax on a flow-through basis is engaged in a U.S. trade or business for U.S. federal income tax purposes, any gain recognized by a foreign transferor on the sale, exchange or other disposition of our common shares would generally be treated as “effectively connected” with such trade or business to the extent it does not exceed the effectively connected gain that would be allocable to the transferor if we sold all of our assets at their fair market value as of the date of the transferor’s disposition. Under the TCJA, any such gain that is treated as effectively connected will generally be subject to U.S. federal income tax. In addition, the transferee of the common shares or the applicable withholding agent would be required to deduct and withhold a tax equal to 10% of the amount realized on the disposition by a transferor that is a Non-U.S. Holder. If the transferee fails to properly withhold such tax, we would be required to deduct and withhold from distributions to the transferee a tax in an amount equal to the amount the transferee failed to withhold, plus interest. Although we do not believe that we are currently directly engaged in a U.S. trade or business, we are not required to manage our operations in a manner that is intended to avoid the conduct of a U.S. trade or business. Non-U.S. Holders should anticipate being required to file U.S. tax returns and may be required to pay U.S. tax solely on account of owning our common shares.
The withholding requirements with respect to the disposition of an interest in a publicly traded partnership are currently suspended and will remain suspended until Treasury regulations are promulgated or other relevant authoritative guidance is issued. Future guidance on the implementation of these requirements will be applicable on a prospective basis.
YOU SHOULD CONSULT YOUR TAX ADVISORS PRIOR TO INVESTING IN OUR COMMON SHARES.

UNDERWRITING
We and the underwriters named below plan to enter into an underwriting agreement with respect to the shares being offered. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares indicated in the following table.
Underwriters	Number of Shares
Barclays Capital Inc.
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Total	12,000,000
At our direction, the underwriters will offer to sell   of our common shares to one or more of our independent directors at a price per share equal to the public offering price.
The underwriting agreement provides that the obligations of the several underwriters to purchase our common shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of our common shares offered by this prospectus supplement, other than those covered by the option to purchase additional shares described below, if any of these shares are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.
The underwriters have an option to buy up to an additional 1,800,000 common shares from us. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 1,800,000 common shares.
	No Exercise	Full Exercise
Per share	$	$
Total	$	$
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $   per share from the public offering price. The underwriters may allow, and dealers may reallow, a concession not in excess of $   per share. After the offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We and our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common shares or securities convertible into or exchangeable for common shares during the period from the date of this prospectus continuing through the date 60 days after the date of this prospectus, except with the prior written consent of the underwriters. This agreement does not apply to any existing employee benefit plans or any grants of share options made in connection with this offering pursuant to the terms of the Management Agreement as described in this prospectus supplement under the caption “The Offering.”
In connection with this offering, the underwriters may purchase and sell the shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our shares. As a result, the price of our shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $    million.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933. In addition, we have agreed to pay for the fees and expenses of counsel to the underwriters in connection with this offering.
Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) views our common shares as interests in a direct participation program, this offering is being made in compliance with Rule 2310 of the FINRA Rules. Investor suitability with respect to the common shares should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or its affiliates. If the underwriters or their affiliates have a lending relationship with the Company, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to the Company consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares being offered. Any such credit default swaps or short positions could adversely affect future trading prices of the shares being offered. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of certain of the underwriters are lenders and serve other roles under the Revolving Credit Facility. In addition, affiliates of certain of the underwriters are lenders or serve other roles under the Bridge Loans, and as a result, they will receive a portion of the proceeds of this offering. Under FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we are a direct participation program not subject to the FINRA conflict of interest provisions.
Selling Restrictions
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered hereby should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Laws and any other applicable laws, regulations and ministerial guidelines. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Hong Kong
The shares may not be offered or sold in Hong Kong by means of this prospectus supplement or any other document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (b) to professional investors as defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571, Laws of Hong Kong) (“SFO”) and any rules made under the SFO or (c) in other circumstances which do not result in this prospectus supplement being deemed to be a “prospectus”, as defined in the Companies Ordinance of Hong Kong (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our shares which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the SFO and any rules made thereunder.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.
In connection with this offering, FTAI expects to receive an opinion from Akin Gump Strauss Hauer & Feld LLP to the effect that based on current law, FTAI will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. The opinion of Akin Gump Strauss Hauer & Feld LLP is based on various assumptions and representations relating to FTAI’s organization, operations, assets, activities and income, including that all such representations set forth in the officer’s certificate on which the opinion is based and all other factual information set forth in the relevant documents, records and instruments are true and correct, that all actions described in this prospectus supplement and the accompanying prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus supplement and the accompanying prospectus. Such opinion is conditioned upon representations and covenants made by our management regarding our organization, assets, activities, income and present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete. You should be aware that an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in an opinion of counsel.
EXPERTS
The consolidated financial statements of Fortress Transportation and Infrastructure Investors LLC appearing in Fortress Transportation and Infrastructure Investors LLC’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Fortress Transportation and Infrastructure Investors LLC’s internal control over financial reporting as of December 31, 2020 included in its Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Fortress Transportation and Infrastructure Investors LLC management’s assessment of the effectiveness of internal control over financial reporting are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Transtar, LLC and subsidiaries at December 31, 2020, and for the year ended December 31, 2020, incorporated by reference in this prospectus supplement and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and through the investor relations section of our website at http://ir.ftandi.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.
In this prospectus supplement, we “incorporate by reference” certain information filed by FTAI with the SEC, which means that important information can be disclosed to you by referring to those documents. Those documents that are filed prior to the date of this prospectus supplement are considered part of this prospectus supplement, and those documents that are filed after the date of this prospectus supplement and prior to the delivery of the common shares to you pursuant to this prospectus supplement will be considered a part of this prospectus supplement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently dated or filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents listed below and any future filings FTAI makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the completion of this offering are incorporated by reference in this prospectus supplement:
•	FTAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021;
•
the portions of FTAI’s Definitive Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Stockholders, filed with the SEC on April 16, 2021, which is incorporated by reference into FTAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

•	FTAI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 30, 2021;
•	FTAI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on July 29, 2201; and
•
FTAI’s Current Reports on Form 8-K, filed with the SEC on February 9, 2021, March 19, 2021, March 25, 2021, April 7, 2021, April 7, 2021, April 12, 2021, June 3, 2021, June 8, 2021, July 29, 2021, August 4, 2021 and September 8, 2021.

Other than the Item 7.01 information contained in our Current Report on Form 8-K/A filed with the SEC on September 8, 2021, which we specifically incorporate by reference into this prospectus supplement, we are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus supplement and information incorporated by reference herein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering. The descriptions of these agreements contained in this prospectus supplement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. We will provide to any prospective investor to whom a copy of this prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Such requests can be made by contacting Investor Relations, 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, or by emailing ir@ftandi.com. Our SEC filings are also available free of charge at our website (www.ftandi.com). We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

PROSPECTUS

FORTRESS TRANSPORTATION AND
INFRASTRUCTURE INVESTORS LLC
COMMON SHARES
PREFERRED SHARES
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
AND
PURCHASE UNITS
We may offer, issue and sell from time to time, together or separately, our common shares; our preferred shares, which we may issue in one or more series; depositary shares representing our preferred shares; our debt securities, which may be senior, subordinated or junior subordinated debt securities; warrants to purchase debt or equity securities; subscription rights to purchase our common shares, our preferred shares or our debt securities; purchase contracts to purchase our common shares, our preferred shares or our debt securities; or purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common shares or other securities under the purchase contracts.
We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling shareholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling shareholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
The New York Stock Exchange (the “NYSE”) lists our common shares under the trading symbol “FTAI,” our 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (the “Series A Preferred Shares”) under the trading symbol “FTAI PR A” and our 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (the “Series B Preferred Shares”) under the trading symbol “FTAI PR B.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Unless otherwise provided in the applicable prospectus supplement, in the event that we offer equity securities to the public, we intend to simultaneously grant to our manager, FIG LLC (our “Manager”), or to an affiliate of our Manager, an option with respect to a number of our common shares equal to up to 10% of (i) the aggregate number of our common shares being issued in such offering at an exercise price per share equal to the offering price per share, as determined by a committee of our board of directors, or (ii) if such equity issuance relates to equity securities other than our common shares, the number of our common shares (rounded down to the nearest whole share) equal to (x) the gross capital raised in an equity issuance of equity securities other than our common shares (as determined by a committee of our board of directors), divided by (y) the fair market value of a common share as of the date of such equity issuance.
INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 7.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is February 28, 2020.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “FTAI,” “we,” “our,” and “us” refer to Fortress Transportation and Infrastructure Investors LLC and its direct and indirect subsidiaries.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, we or the selling shareholders may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.
This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling shareholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summary descriptions of the common shares, preferred shares, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that we or selling shareholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available on the Internet at the Commission’s website at http://www.sec.gov. Our Commission filings are also available free of charge at our website (www.ftandi.com). We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement. The NYSE lists our common shares under the trading symbol “FTAI,” our Series A Preferred Shares under the trading symbol “FTAI PR A” and our Series B Preferred Shares under the trading symbol “FTAI PR B.”
We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement through the Commission’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referring to these filed documents. Any information referenced this way is considered to be a part of this prospectus and any such information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have already filed with the Commission except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by referenced herein:
•	Annual Report on Form 10-K for the year ended December 31, 2019;
•	Current Reports on Form 8-K filed on January 6, 2020 and January 30, 2020;
•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Shareholders, filed on April 9, 2019, which are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018;

•	the description of our Common Shares set forth in our Registration Statement on Form 8-A, filed on May 11, 2015, including any amendment or report filed for the purpose of updating such description;
•
the description of our Series A Preferred Shares included in our Registration Statement on Form 8-A, filed on September 12, 2019, including any amendment or report filed for the purpose of updating such description; and

•
the description of our Series B Preferred Shares included in our Registration Statement on Form 8-A, filed on November 27, 2019, including any amendment or report filed for the purpose of updating such description.

Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to Fortress Transportation and Infrastructure Investors LLC, 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, Attention: Investor Relations (telephone number (212) 798-6128 and email address ir@ftandi.com). Our Commission filings are also available free of charge at our website (www.ftandi.com). We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, cash flows or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:
•	changes in economic conditions generally and specifically in our industry sectors, and other risks relating to the global economy;
•	reductions in cash flows received from our assets, as well as contractual limitations on the use of our aviation assets to secure debt for borrowed money;
•	our ability to take advantage of acquisition opportunities at favorable prices;
•	a lack of liquidity surrounding our assets, which could impede our ability to vary our portfolio in an appropriate manner;
•	the relative spreads between the yield on the assets we acquire and the cost of financing;
•	adverse changes in the financing markets we access affecting our ability to finance our acquisitions;
•	customer defaults on their obligations;
•	our ability to renew existing contracts and enter into new contracts with existing or potential customers;
•	the availability and cost of capital for future acquisitions;
•	concentration of a particular type of asset or in a particular sector;
•	competition within the aviation, energy and intermodal transport sectors;
•	the competitive market for acquisition opportunities;
•	risks related to operating through joint ventures or partnerships or through consortium arrangements;
•	obsolescence of our assets or our ability to sell, re-lease or re-charter our assets;
•	exposure to uninsurable losses and force majeure events;
•	infrastructure operations may require substantial capital expenditures;
•	the legislative/regulatory environment and exposure to increased economic regulation;
•	exposure to the oil and gas industry’s volatile oil and gas prices;
•	difficulties in obtaining effective legal redress in jurisdictions in which we operate with less developed legal systems;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940 and the fact that maintaining such exemption imposes limits on our operations;
•	our ability to successfully utilize leverage in connection with our investments;

•	foreign currency risk and risk management activities;
•	effectiveness of our internal control over financial reporting;
•	exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;
•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•	actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;
•	our dependence on our Manager and its professionals and actual, potential or perceived conflicts of interest in our relationship with our Manager;
•	effects of the merger of Fortress Investment Group LLC (“Fortress”) with affiliates of SoftBank Group Corp. (“SoftBank”);
•	volatility in the market price of our shares; and
•	the inability to pay dividends to our shareholders in the future.
Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
Our Company
Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company, was formed on February 19, 2014. Except as otherwise specified, “FTAI”, “we”, “us”, “our”, or “the Company” refer to us and our consolidated subsidiaries, including Fortress Worldwide Transportation and Infrastructure General Partnership (“Holdco”). Our business has been, and will continue to be, conducted through Holdco for the purpose of acquiring, managing and disposing of transportation and transportation-related infrastructure and equipment assets. Fortress Worldwide Transportation and Infrastructure Master GP LLC (the “Master GP”), owns approximately 0.05% of Holdco and is the general partner of Holdco, which was formed on May 9, 2011 and commenced operations on June 23, 2011.
We own and acquire high quality infrastructure and related equipment that is essential for the transportation of goods and people globally. We target assets that, on a combined basis, generate strong cash flows with potential for earnings growth and asset appreciation. We believe that there are a large number of acquisition opportunities in our markets and that our Manager’s expertise and business and financing relationships, together with our access to capital, will allow us to take advantage of these opportunities. As of December 31, 2019, we had total consolidated assets of $3.2 billion and total equity of $1.3 billion.
Our operations consist of two primary strategic business units - Infrastructure and Equipment Leasing. Our Infrastructure Business acquires long-lived assets that provide mission-critical services or functions to transportation networks and typically have high barriers to entry. We target or develop operating businesses with strong margins, stable cash flows and upside from earnings growth and asset appreciation driven by increased use and inflation. Our Equipment Leasing Business acquires assets that are designed to carry cargo or people. Transportation equipment assets are typically long-lived, moveable and leased by us on either operating leases or finance leases to companies that provide transportation services. Our leases generally provide for long-term contractual cash flow with high cash-on-cash yields and include structural protections to mitigate credit risk.
Our Manager
We are externally managed by our Manager, an affiliate of Fortress, which has a dedicated team of experienced professionals focused on the acquisition of transportation and infrastructure assets since 2002. On December 27, 2017, SoftBank announced that it completed its previously announced acquisition of Fortress (the “SoftBank Merger”). In connection with the SoftBank Merger, Fortress operates within SoftBank as an independent business headquartered in New York.
Pursuant to the terms of the management agreement with our Manager, our Manager provides a management team and other professionals who are responsible for implementing our business strategy and performing certain services for us, subject to oversight by our board of directors. Our management agreement has an initial ten-year term and is automatically renewed for one-year terms thereafter unless terminated by our Manager. For its services, our Manager is entitled to receive a management fee from us, payable monthly, that is based on the average value of our total equity (excluding non-controlling interests) determined on a consolidated basis in accordance with GAAP as of the last day of the two most recently completed months multiplied by an annual rate of 1.50%. In addition, we are obligated to reimburse certain expenses incurred by our Manager on our behalf.
General
The NYSE lists our Common Shares under the trading symbol “FTAI,” our Series A Preferred Shares under the trading symbol “FTAI PR A” and our Series B Preferred Shares under the trading symbol “FTAI PR B.”
We are formed in Delaware and our principal executive offices are located at 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105. Our telephone number is (212) 798-6100. Our web address is www.ftandi.com. We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes, which may include funding one or more acquisitions in whole or in part. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling shareholder. We may pay certain expenses in connection with sales by selling shareholders.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank, National Association. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF SHARES
The following description of our common shares and provisions of our operating agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our operating agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors are urged to read the exhibits for a complete understanding of our operating agreement.
Authorized Shares
Our authorized shares consists of:
•	2,000,000,000 common shares; and
•	200,000,000 preferred shares.
As of February 27, 2020, 84,992,977 common shares, 3,450,000 Series A Preferred Shares and 4,600,000 Series B Preferred Shares were issued and outstanding. All the outstanding common shares, Series A Preferred Shares and Series B Preferred Shares are fully paid and non-assessable.
Common Shares
No holder of common shares is entitled to preemptive, preferential or similar rights or redemption or conversion rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our operating agreement, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Each holder of common shares is entitled to one vote for each common share held on all matters submitted to a vote of shareholders. Except as provided with respect to any other class or series of shares, the holders of our common shares will possess the exclusive right to vote for the election of directors and for all other purposes. Our operating agreement does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common shares can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.
Subject to any preference rights of holders of any preferred shares that we may issue in the future, holders of our common shares are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred shares prior to distribution.
Preferred Shares
Pursuant to our operating agreement, our board of directors by resolution may establish one or more series of preferred shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. The rights with respect to a series of preferred shares may be more favorable to the holder(s) thereof than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of our common shares until our board of directors determines the specific rights attached to such preference share. The effect of issuing preferred shares may include, among other things, one or more of the following:
•	restricting dividends in respect of our common shares;
•	diluting the voting power of our common shares or providing that holders of preferred shares have the right to vote on matters as a class;
•	impairing the liquidation rights of our common shares; or
•	delaying or preventing a change of control of us.

Description of Series A Preferred Shares
On September 12, 2019, we amended and restated our Amended and Restated Limited Liability Company Agreement by including a share designation (the “Series A Preferred Share Designation”) with respect to the Series A Preferred Shares. The Series A Preferred Share Designation provides for “8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares” with the powers, designations, preferences and other rights as set forth therein and summarized below. The Second Amended and Restated Limited Liability Company Agreement is incorporated herein by reference. On September 12, 2019, we issued 3,450,000 shares of our Series A Preferred Shares, all of which remain outstanding as of February 27, 2020. Our Series A Preferred Shares are listed on the NYSE under the trading symbol “FTAI PR A.”
Ranking. With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series A Preferred Shares rank (i) senior and prior to our common shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series A Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series A Preferred Shares or does not state it is junior or senior to the Series A Preferred Shares, (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series A Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.
Distributions. Holders of the Series A Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series A Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series A Preferred Shares to, but excluding, September 15, 2024 (the “Fixed Rate Period”), 8.25% per annum, and (ii) beginning September 15, 2024 (the “Floating Rate Period”), Three-Month LIBOR (as defined in the Series A Preferred Share Designation) plus a spread of 688.6 basis points per annum. A distribution period means the period from, and including, each distribution payment date (March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2020) to, but excluding, the next succeeding distribution payment date.
Priority Regarding Distributions. While any Series A Preferred Shares remain outstanding, unless the full cumulative distributions for all past distribution periods on all outstanding Series B Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside: (1) no distribution will be declared and paid or set aside for payment on any junior securities (as defined in the Series A Preferred Share Designation) (other than a distribution payable solely in shares of junior securities); (2) no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of junior securities for or into other junior securities, or the exchange for or conversion into junior securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities or pursuant to a contractually binding requirement to buy junior securities pursuant to a binding agreement existing prior to the original issue date of the Series A Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and (3) no shares of parity securities (as defined in the Series A Preferred Share Designation) will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series A Preferred Shares and such parity securities or as a result of a reclassification of parity securities for or into other parity securities, or by conversion into or exchange for other parity securities or junior securities).
Liquidation Rights. Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding Series A Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common shares or any other junior securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for prior distribution periods prior to the distribution period in which the liquidation distribution is made and any declared and unpaid distributions for the then current distribution period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of our remaining assets.
Conversion Rights. The Series A Preferred Shares are not convertible into or exchangeable for any other of our property, interests, or securities.
Redemption. We may redeem the Series A Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after September 15, 2024, at the redemption price equal to $25.00 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a rating event (as defined in the Series A Preferred Share Designation), we may, at our option, redeem the Series A Preferred Shares in whole, but not in part, prior to September 15, 2024, at a redemption price per Series A Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. If a change of control (as defined in the Series A Preferred Share Designation) occurs, we may, at our option, redeem the Series A Preferred Shares, in whole but not in part, prior to September 15, 2024 and within 60 days after the occurrence of such change of control, at a price of $25.25 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. If a tax redemption event (as defined in the Series A Preferred Share Designation) occurs, we may, at our option, redeem the Series A Preferred Shares, in whole but not in part, prior to September 15, 2024, and within 60 days after the occurrence of such tax redemption event, at a price of $25.25 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
The Series A Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A Preferred Shares do not have the right to require the redemption or repurchase of the Series A Preferred Shares.
Voting Rights. Owners of Series A Preferred Shares do not have any voting rights, except as set forth in the Third Limited Liability Company Agreement or as otherwise required by applicable law. To the extent that owners of Series A Preferred Shares are entitled to vote, each holder of Series A Preferred Shares has one vote per share, except that when shares of any class or series of parity securities have the right to vote with the Series A Preferred Shares as a single class on any matter, the Series A Preferred Shares and the shares of each such parity securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Description of Series B Preferred Shares
On November 27, 2019, we amended and restated our Second Limited Liability Company Agreement by including a share designation (the “Series B Preferred Share Designation”) with respect to the Series B Preferred Shares. The Series B Preferred Share Designation provides for “8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares” with the powers, designations, preferences and other rights as set forth therein and summarized below. The Third Amended and Restated Limited Liability Company Agreement is incorporated herein by reference. On November 27, 2019, we issued 4,600,000 shares of the Series B Preferred Shares, all of which remain outstanding as of February 27, 2020. Our Series B Preferred Shares are listed on the NYSE under the trading symbol “FTAI PR B.”
Ranking. With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series B Preferred Shares rank (i) senior and prior to our common shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series B Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series B Preferred Shares or does not state it is junior or senior to the Series B Preferred Shares (including our Series A Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series B Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries. The Series B Preferred Shares will not be convertible into, or exchangeable for, shares of any other class or series of our Capital Stock (as defined herein) or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series B Preferred Shares. The Series B Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series B Preferred Shares.
Distributions. Holders of the Series B Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series B Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series B Preferred Shares to, but excluding, December 15, 2024 (the “Fixed Rate Period”), 8.00% per annum, and (ii) beginning December 15, 2024 (the “Floating Rate Period”), Three-Month LIBOR (as defined in the Series B Preferred Share Designation) plus a spread of 644.7 basis points per annum. A distribution period means the period from, and including, each distribution payment date (March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2020) to, but excluding, the next succeeding distribution payment date.
Priority Regarding Distributions. While any Series B Preferred Shares remain outstanding, unless the full cumulative distributions for all past distribution periods on all outstanding Series B Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside: (1) no distribution will be declared and paid or set aside for payment on any junior securities (as defined in the Series B Preferred Share Designation) (other than a distribution payable solely in shares of junior securities); (2) no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of junior securities for or into other junior securities, or the exchange for or conversion into junior securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities or pursuant to a contractually binding requirement to buy junior securities pursuant to a binding agreement existing prior to the original issue date of the Series B Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and (3) no shares of parity securities (as defined in the Series A Preferred Share Designation) will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series B Preferred Shares and such parity securities or as a result of a reclassification of parity securities for or into other parity securities, or by conversion into or exchange for other parity securities or junior securities).
Liquidation Rights. Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding Series B Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common shares or any other junior securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for distribution periods prior to the distribution period in which the liquidation distribution is made and any declared and unpaid distributions for the then current distribution period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of our remaining assets.
Conversion Rights. The Series B Preferred Shares are not convertible into or exchangeable for any other of our property, interests, or securities.
Redemption. We may redeem the Series B Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after December 15, 2024, at the redemption price equal to $25.00 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a rating event (as defined in the Series B Preferred Share Designation), we may, at our option, redeem the Series B Preferred Shares in whole, but not in part, prior to December 15, 2024, at a redemption price per Series B Preferred Share equal to $25.50

(102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. If a change of control (as defined in the Series B Preferred Share Designation) occurs, we may, at our option, redeem the Series B Preferred Shares, in whole but not in part, prior to December 15, 2024 and within 60 days after the occurrence of such change of control, at a price of $25.25 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. If a tax redemption event (as defined in the Series B Preferred Share Designation) occurs, we may, at our option, redeem the Series B Preferred Shares, in whole but not in part, prior to December 15, 2024, and within 60 days after the occurrence of such tax redemption event, at a price of $25.25 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
The Series B Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series B Preferred Shares do not have the right to require the redemption or repurchase of the Series B Preferred Shares.
Voting Rights. Owners of Series B Preferred Shares do not have any voting rights, except as set forth in the Third Limited Liability Company Agreement or as otherwise required by applicable law. To the extent that owners of Series B Preferred Shares are entitled to vote, each holder of Series B Preferred Shares has one vote per share, except that when shares of any class or series of parity securities have the right to vote with the Series B Preferred Shares as a single class on any matter, the Series B Preferred Shares and the shares of each such parity securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Transfer Agent
The registrar and transfer agent for our common shares is American Stock Transfer & Trust Company, LLC.
Listing
Our common shares are listed on the NYSE under the symbol “FTAI.” Our Series A Preferred Shares are listed on the NYSE under the symbol “FTAI PR A.” Our Series B Preferred Shares are listed on the NYSE under the symbol “FTAI PR B.”

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred shares which are called depositary shares. We will deposit the preferred shares of a series which is the subject of depositary shares with a depositary, which will hold that preferred shares for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred shares.
While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Shares
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred shares, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred shares which is represented by the depositary share.
Conversion
If shares of a series of preferred shares are convertible into common shares or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the common shares or other securities or property into which the number of shares (or fractions of shares) of preferred shares to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	All outstanding depositary shares to which it relates have been redeemed or converted.
•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common shares, our preferred shares or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•	the price, if any, for the subscription rights;
•	the number and terms of each common share or preferred share or debt securities which may be purchased per each subscription right;
•	the exercise price payable for each common share or preferred share or debt securities upon the exercise of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares, our preferred shares or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the Commission if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SHAREHOLDERS
Information about selling shareholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Commission under the Exchange Act which are incorporated by reference into this prospectus.

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR OPERATING AGREEMENT
OUR OPERATING AGREEMENT
Organization and Duration
Our limited liability company was formed on February 13, 2014 as Fortress Transportation and Infrastructure Investors LLC, and will remain in existence until dissolved in accordance with our operating agreement.
Purpose
Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that, except if our board of directors determines that it is no longer in our best interests, our Manager shall not cause us to engage, directly or indirectly, in any business activity that our board of directors determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.
Agreement to be Bound by our Operating Agreement; Power of Attorney
By purchasing our common shares, you will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires shares from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our operating agreement.
Limited Liability
The Delaware LLC Act provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.
Amendment of Our Operating Agreement
Amendments to our operating agreement may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, our board of directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the total outstanding shares.

Prohibited Amendments. No amendment may be made that would:
•	enlarge the obligations of any shareholder without such shareholder’s consent, unless approved by at least a majority of the type or class of shares so affected;
•	provide that we are not dissolved upon an election to dissolve our limited liability company by our board of directors that is approved by holders of a majority of the outstanding shares;
•	change the term of existence of our company; or
•
give any person the right to dissolve our limited liability company other than our board of directors’ right to dissolve our limited liability company with the approval of holders of a majority of the total combined voting power of our outstanding shares.

The provision of our operating agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the outstanding shares.
No Shareholder Approval.
Our board of directors may generally make amendments to our operating agreement without the approval of any shareholder or assignee to reflect:
•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;
•	the admission, substitution, withdrawal or removal of shareholders in accordance with our operating agreement;
•
the merger of our company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;

•
a change that our board of directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state or to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes other than as we specifically so designate;

•
an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment or issuance that our board of directors determines to be necessary or appropriate for the authorization of additional securities;
•	any amendment expressly permitted in our operating agreement to be made by our board of directors acting alone;
•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our operating agreement;
•
any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our operating agreement;

•	a change in our fiscal year or taxable year and related changes; and
•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our board of directors may make amendments to our operating agreement without the approval of any shareholder or assignee if our board of directors determines that those amendments:
•	do not adversely affect the shareholders in any material respect;
•
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•
are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our shareholders;

•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares under the provisions of our operating agreement; or
•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.
Termination and Dissolution
We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our board of directors to dissolve us, if approved by holders of a majority of our outstanding shares; (2) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (3) the entry of a decree of judicial dissolution of our limited liability company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.
Election to be Treated as a Corporation
If the Board of Directors determines that it is no longer in our best interests to continue as a partnership for U.S. federal income tax purposes, the Board of Directors may elect to treat us as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.
In the event that the board of directors determines the company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the company as a partnership for federal (and applicable state) income tax purposes, the company and each shareholder shall agree to adjustments required by the tax authorities, and the company shall pay such amounts as required by the tax authorities, to preserve the status of the company as a partnership.
Books and Reports
We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis by our Manager. For financial reporting purposes and for tax purposes, our fiscal year is the calendar year. Our Manager uses reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, our Manager uses various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by our Manager may be subject to delay as a result of the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns.
Anti-Takeover Effects of Delaware Law and Our Operating Agreement
The following is a summary of certain provisions of our operating agreement that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. The statements below are in all respects subject to and qualified in their entirety by reference to our operating agreement.

Authorized but Unissued Shares
The authorized but unissued common shares and preferred shares will be available for future issuance without obtaining shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued common shares and preferred shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute—Section 203
We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay, defer or prevent a transaction that would cause a change in our control.
Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting shares.
Other Provisions of Our Operating Agreement
Our operating agreement provides that our board shall consist of not fewer than three and not more than nine directors as the board of directors may from time to time determine. Our board of directors consists of five directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. The current terms of the Class I, Class II and Class III directors will expire in 2022, 2020 and 2021 respectively. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, are generally required to effect a change in a majority of our board of directors.
Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.
In addition, our operating agreement provides that directors may be removed only for cause, and only with the affirmative vote of at least 80% of the then issued and outstanding common shares entitled to vote in the election of directors.
In addition, our board of directors has the power to appoint a person as a director to fill a vacancy on our board occurring as a result of the death, disability, disqualification removal or resignation of a director, or as a result of an increase in the size of our board of directors.
Pursuant to our operating agreement, preferred shares may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties without limitation. See “Description of Shares—Preferred Shares.” Our operating agreement does not provide our shareholders with the ability to call a special meeting of the shareholders.
Ability of Our Shareholders to Act
Our operating agreement does not permit our shareholders to call special shareholders meetings. Special meetings of shareholders may be called by a majority of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. Written notice of any special meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Our operating agreement also prohibits our shareholders from consenting in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our shareholders.
Our operating agreement provides that nominations of persons for election to our board of directors may be made at any annual meeting of our shareholders, or at any special meeting of our shareholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by certain shareholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting, not later than the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.
Limitations on Liability and Indemnification of Directors and Officers
Our operating agreement provides that our directors will not be personally liable to us or our shareholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption is not permitted under the Delaware Limited Liability Company Act.
Our operating agreement provides that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.
We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our operating agreement against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our operating agreement.
These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Corporate Opportunity
Under our operating agreement, to the extent permitted by law:
•
Fortress and its affiliates, including the Manager and General Partner, have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•
if Fortress and its affiliates, including the Manager and General Partner, or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our shareholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
•
in the event that any of our directors and officers who is also a director, officer or employee of Fortress and their respective affiliates, including the Manager and General Partner, acquire knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if Fortress and their respective affiliates, including the Manager and General Partner, pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of common shares by U.S. Holders and Non-U.S. Holders (each as defined below). This discussion deals only with common shares held as capital assets by shareholders who purchase common shares in this offering. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common shares by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as the following:
•	brokers or dealers in securities or currencies;
•	financial institutions;
•	pension plans;
•	regulated investment companies;
•	real estate investment trusts;
•	cooperatives;
•	except to the extent discussed below, tax-exempt entities;
•	insurance companies;
•	persons holding common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons liable for alternative minimum tax;
•	U.S. expatriates;
•	partnerships or entities or arrangements treated as partnerships or other passthrough entities for U.S. federal income tax purposes (or investors therein); or
•	U.S. Holders whose “functional currency” is not the U.S. dollar.
Furthermore, this discussion is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. In addition, this discussion does not address any state, local or non-U.S. tax considerations, or any U.S. federal tax considerations other than income tax considerations (such as estate or gift tax consequences or the Medicare contribution tax on certain investment income).
For purposes of this discussion, you will be considered a “U.S. Holder” if you beneficially own our common shares and you are for U.S. federal income tax purposes one of the following:
•	a citizen or an individual who is a resident of the United States;
•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if you (i) are subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of your substantial decisions or (ii) have a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

You will be considered a “Non-U.S. Holder” if you beneficially own our common shares and you are not a U.S. Holder or a partnership or other passthrough entity for U.S. federal income tax purposes. If you are a partnership or other passthrough entity for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or owners generally will depend upon the status of such partners or owners and your activities.
The United States federal income tax treatment of our shareholders depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding common shares to any particular shareholder will depend on the shareholder’s particular tax circumstances. Accordingly, you should consult your own tax advisor regarding the United States federal, state, local, and non-U.S. tax consequences of acquiring, holding, exchanging, or otherwise disposing of common shares and of our treatment for United States federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation.
Federal Income Tax Opinion Regarding Partnership Status
Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel. In connection with this prospectus, FTAI expects to receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP to the effect that based on current law FTAI will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. The opinion of Skadden, Arps, Slate Meagher & Flom LLP is based on various assumptions and representations relating to FTAI’s organization, operation, assets, activities and income, including that all such representations set forth in the officer’s certificate on which the opinion is based and all other factual information set forth in the relevant documents, records and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this offering. Such opinion is conditioned upon representations and covenants made by our management regarding our organization, assets, activities, income, and present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Taxation of FTAI
FTAI intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation. Given the ongoing importance of our actual method of operation each year, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or FTAI that FTAI will so qualify for any particular year. Skadden, Arps, Slate, Meagher, & Flom LLP will have no obligation to advise FTAI or FTAI’s shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in, or differing IRS interpretation of, the applicable law. FTAI’s taxation as a partnership that is not a publicly traded partnership taxable as a corporation will depend on its ability to meet, on a continuing basis, through actual operating results, the “Qualifying Income Exception” (as described below), the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the Qualifying Income Exception.
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. FTAI will be publicly traded for this purpose. Nevertheless, an exception, which we refer to as the Qualifying Income Exception, exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for each taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stock and securities and other forms of investment income. FTAI currently expects that a substantial portion of its income will constitute either “Subpart F” income (defined below) derived from CFCs or QEF Inclusions (each as defined below). Although the law is unclear, we intend to treat such income as qualifying income only to the extent amounts are actually distributed to FTAI in respect of such income in the year in which such income is earned. FTAI also expects that its return from investments will also include interest, dividends, capital gains and other types of qualifying income sufficient, in the aggregate, to satisfy the Qualifying Income Exception, although we cannot assure that this will in fact be the case.
While it is treated as a publicly traded partnership, FTAI intends to manage its investments so that it will satisfy the Qualifying Income Exception. There can be no assurance, however, that FTAI will do so or that the IRS would not challenge its compliance with the Qualifying Income Exception and, therefore, assert that FTAI should be taxable as a corporation for U.S. federal income tax purposes.
If FTAI fails to satisfy the Qualifying Income Exception (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure as discussed below) or if FTAI elects to be treated as a corporation based upon a determination by its board of directors, FTAI will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the Qualifying Income Exception (or the date on which the election to be treated as a corporation was effective), in return for stock of such corporation, and then distributed such stock to its shareholders in liquidation of their interests in FTAI. This contribution and liquidation should be tax-free to our shareholders (except for a Non-U.S. Holder if we own an interest in U.S. real property or an interest in a USRPHC as defined and discussed below in “Taxation of Non-U.S. Persons”) so long as we do not have liabilities in excess of our tax basis in our assets.
If, for any reason (including our failure to meet the Qualifying Income Exception or a determination by our board of directors to elect to be treated as a corporation), FTAI were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our taxable worldwide income at regular corporate income tax rates, without deduction for any distributions to shareholders, thereby materially reducing the amount of any funds available for distribution to shareholders. In addition, if FTAI were treated as a corporation for U.S. federal income tax purposes, distributions made to shareholders would be treated as taxable dividend income to the extent of FTAI’s current or accumulated earnings and profits. Any distribution in excess of current and accumulated earnings and profits would first be treated as a return of capital to the extent of a shareholder’s adjusted tax basis in its common shares (determined separately with respect to each share), which would not be subject to tax. Thereafter, to the extent such distribution were to exceed a shareholder’s adjusted tax basis in its common shares, the distribution would be treated as gain from the sale or exchange of such common shares.
If at the end of any year FTAI fails to meet the Qualifying Income Exception, FTAI may still qualify as a partnership for U.S. federal income tax purposes if it is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the Qualifying Income Exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) FTAI and each of our shareholders (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under FTAI’s operating agreement, each of our shareholders is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain FTAI’s status as a partnership for U.S. federal income tax purposes. It is not possible to determine at this time whether FTAI would be entitled to this relief in any or all circumstances. If this relief provision is inapplicable to a particular set of circumstances involving FTAI, FTAI will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and FTAI retains its partnership status, FTAI or our shareholders (during the failure period) will be required to pay such amounts as are determined by the IRS.
Despite its classification as a partnership, a significant portion of FTAI’s income will be derived through its corporate subsidiaries, and such subsidiaries may be subject to corporate income tax.
In addition, FTAI expects that all or substantially all of the items of income, gain, loss, deduction, or credit realized by FTAI will be realized in the first instance by Holdco and allocated to FTAI for reallocation to its shareholders. Unless otherwise specified, references in this section to “we” “us,” and “our” refer to FTAI and Holdco and references to “our” items of income, gain, loss, deduction, or credit include the realization of such items by Holdco and the allocation of such items to FTAI. The remainder of this discussion assumes that FTAI will be treated for U.S. federal income tax purposes as a partnership.

Investment Structures
To manage our affairs so as to meet the Qualifying Income Exception, we may structure certain investments through entities classified as corporations for U.S. federal income tax purposes. Because our shareholders are expected to be located in numerous taxing jurisdictions, no assurances can be given that any such investment structure will have the same impact on all shareholders, and such investment structure may even impose additional tax burdens on some shareholders. If the entities are non-U.S. corporations, they may be considered PFICs or CFCs, the consequences of which are described below. If the entities are U.S. corporations, they would be subject to U.S. federal income tax on their operating income, including any gain recognized on their disposition of their investments. In addition, if the investment involves interests in U.S. real property, gain recognized on disposition generally would be subject to U.S. federal income tax, whether the corporations are U.S. or non-U.S. corporations.
Consequences to U.S. Holders
Taxation of U.S. Holders on Our Profits and Losses
As a partnership for U.S. federal income tax purposes, we are not a taxable entity and we incur no U.S. federal income tax liability. Instead, each shareholder, in computing its own U.S. federal income tax liability for any taxable year, will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit for each of our taxable years ending with or within such shareholder’s taxable year, regardless of whether the shareholder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the shareholder’s) level.
With respect to individual and other non-corporate U.S. Holders, certain dividends paid by a corporation (including certain qualified foreign corporations) to us and that are allocable to such U.S. Holders may qualify for reduced rates of taxation. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a non-U.S. corporation is treated as a qualified corporation with respect to its shares that are readily tradable on an established securities market in the United States. Among other exceptions, individual and other non-corporate U.S. Holders generally will not be eligible for reduced rates of taxation on any dividends if the payer is a CFC or PFIC for the taxable year in which such dividends are paid or for the preceding taxable year. U.S. Holders that are corporations may be entitled to a “dividends received deduction” in respect of dividends paid to us by U.S. corporations. We currently expect that a significant portion of our income will be derived from “Subpart F” income (defined below) derived from CFCs or QEF Inclusions (defined below) derived from PFICs, which will not be eligible for the reduced rates of taxation generally available to individual and other non-corporate shareholders or the “dividends received deduction” available to corporate shareholders. You should consult your own tax advisor regarding the application of the foregoing rules in light of your particular circumstances.
Allocation of Profits and Losses
For each of our taxable years, items of income, gain, loss, deduction or credit recognized by us will be allocated among our shareholders in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. A shareholder’s allocable share of such items will be determined by our operating agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with the shareholder’s interest in us. If the allocations provided by our agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular shareholder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our operating agreement.
We may derive taxable income from an investment that is not matched by a corresponding distribution of cash. This could occur, for example, if we used cash to make an investment or to reduce debt instead of distributing profits. Some of the investment practices authorized by our operating agreement could be subject to special provisions under the Code that, among other things, may affect the timing and character of the gains or losses recognized by us. These provisions may also require us to accrue original issue discount or be treated as having sold securities for their fair market value, both of which may cause us to recognize income without receiving cash with which to make distributions. To the extent that there is a discrepancy between our recognition of income and our receipt of the related cash payment with respect to such income, income likely will be recognized prior to our receipt and distribution of cash. Accordingly, it is possible that a shareholder’s U.S. federal income tax liability with respect to its allocable share of our earnings in a particular taxable year could exceed the cash distributions to the shareholder for the year, thus giving rise to an out-of-pocket payment by the shareholder.
Section 706 of the Code provides that items of our income and deductions must be allocated between transferors and transferees of our common shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to shareholders in a manner that reflects such shareholders’ respective beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between our shareholders, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. We may allocate items of income, gain, loss, deduction, and credit using a monthly or other convention, whereby any such items we recognize in a given month are allocated to our shareholders as of a specified date of such month. As a result, if a shareholder transfers its common shares, it might be allocated income, gain, loss, deduction, and credit realized by us after the date of the transfer. Similarly, if a shareholder acquires additional common shares, it might be allocated income, gain, loss, deduction, and credit realized by us prior to its ownership of such units. Consequently, our shareholders may recognize income in excess of cash distributions received from us, and any income so included by a shareholder would increase the basis such shareholder has in it common shares and would offset any gain (or increase the amount of loss) realized by such shareholder on a subsequent disposition of its common shares.
If our conventions are not allowed by the Treasury regulations (or only apply to transfers of less than all of a shareholder’s shares) or if the IRS otherwise does not accept our conventions, the IRS may contend that our taxable income or losses must be reallocated among our shareholders. If such a contention were sustained, certain shareholders’ tax liabilities would be adjusted to the possible detriment of certain other shareholders. We are authorized to revise our method of allocation between transferors and transferees (as well as among shareholders whose interests otherwise could vary during a taxable period).
Adjusted Tax Basis of Common Shares
A shareholder’s adjusted tax basis in its common shares will equal the amount paid for the common shares and will be increased by the shareholder’s allocable share of (i) items of our income and gain and (ii) our liabilities, if any. A shareholder’s adjusted tax basis will be decreased, but not below zero, by (i) distributions from us, (ii) the shareholder’s allocable share of items of our deductions and losses, and (iii) the shareholder’s allocable share of the reduction in our liabilities, if any.
A shareholder generally is allowed to deduct its allocable share of our losses (if any) only to the extent of such shareholder’s adjusted tax basis in the common shares it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a shareholder’s allocable share of our losses would reduce its adjusted tax basis for its common share below zero, the recognition of such losses by such shareholder would be deferred to subsequent taxable years and would be allowed if and when such shareholder had sufficient tax basis so that such losses would not reduce such shareholder’s adjusted tax basis below zero.
Shareholders who purchase common shares in separate transactions must combine the basis of those common shares and maintain a single adjusted tax basis for all of those common shares. Upon a sale or other disposition of less than all of the common shares, a portion of that adjusted tax basis must be allocated to the common shares sold, using an “equitable apportionment” method, which generally means that the adjusted tax basis allocated to the interest sold equals an amount that bears the same relation to the shareholder’s adjusted tax basis in its entire interest in FTAI as the value of the common shares sold bears to the value of the shareholder’s entire interest in FTAI.
Treatment of Distributions
Distributions of cash by us generally will not be taxable to a shareholder to the extent of such shareholder’s adjusted tax basis (described above) in its common shares. Any cash distributions in excess of a shareholder’s adjusted tax basis generally will be treated as gain from the sale or exchange of common shares (as described below). Except as described below, such gain would generally be treated as capital gain and would be long-term capital gain to the extent the shareholder’s holding period for its interest exceeds one year. A reduction in a shareholder’s allocable share of our liabilities, and certain distributions of marketable securities by us, will be treated as cash distributions for U.S. federal income tax purposes. A decrease in a shareholder’s percentage interest in us because of our issuance of additional common shares may decrease such shareholder’s allocable share of our liabilities. A non-pro rata distribution of money or property (including a deemed distribution as a result of a reduction of a shareholder’s share of our liabilities) may cause a shareholder to recognize ordinary income if the distribution reduces the shareholder’s share of our “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in Section 751 of the Code and collectively, “Section 751 Assets.”
Disposition of Common Shares
A sale or other taxable disposition of all or a portion of a shareholder’s common shares will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including the shareholder’s share of our liabilities allocable to such common shares) and the shareholder’s adjusted tax basis in its common shares. A shareholder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Because the amount realized includes a shareholder’s share of our liabilities, and prior distributions in excess of the total net taxable income allocated to such shareholder will have decreased such shareholder’s adjusted tax basis in its shares, the gain, if any, recognized on a sale or other disposition of common shares could result in a tax liability in excess of any cash received from such sale or other disposition.
Except as described below, any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss to the extent the shareholder’s holding period for its interest exceeds one year. A portion of such gain may be treated as ordinary income under the Code to the extent attributable to the shareholder’s allocable share of unrealized gain or loss in Section 751 Assets.
Shareholders who purchase common shares at different times and intend to sell all or a portion of the common shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short term capital gain or loss. For example, a selling shareholder may use the actual holding period of the portion of its transferred common shares, provided its common shares are divided into identifiable common shares with ascertainable holding periods, the selling shareholder can identify the portion of the common shares transferred, and the selling shareholder elects to use the identification method for all sales or exchanges of our common shares.
Shareholders should review carefully the discussions below under the subheadings titled “Passive Foreign Investment Companies” and “Controlled Foreign Corporations.”
Limitation on Deductibility of Capital Losses
Any capital losses generated by us will be deductible by individuals or other non-corporate shareholders only to the extent of such shareholders’ capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals and other non-corporate shareholders indefinitely. Any capital losses generated by us will be deductible by corporate shareholders to the extent of such shareholders’ capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. Shareholders should consult their tax advisors regarding the deductibility of capital losses.
Limitation on Deductibility of Our Losses
A shareholder will be restricted from taking into account for U.S. federal income tax purposes its allocable share of any loss incurred by us in excess of the adjusted tax basis of such shareholder’s common shares. In addition, the Code restricts individuals, certain non-corporate taxpayers and certain closely held corporations from taking into account for U.S. federal income tax purposes any of our net losses in excess of the amounts for which such shareholder is “at risk” with respect to its interest as of the end of our taxable year in which such loss occurred. The amount for which a shareholder is “at risk” with respect to its common shares is equal to its adjusted tax basis for such common shares, less any amounts borrowed (i) in connection with its acquisition of such common shares for which it is not personally liable and for which it has pledged no property other than its common shares; (ii) from persons who have a proprietary interest in us and from certain persons related to such persons; or (iii) for which the shareholder is protected against loss through nonrecourse financing, guarantees or similar arrangements. A shareholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a shareholder’s share of our liabilities) cause such shareholder’s at risk amount to be less than zero at the end of any taxable year.
Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that a shareholder’s adjusted tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of our common shares, any gain recognized by a shareholder can be offset by losses that were previously suspended by the at risk limitation, but may not be offset by losses suspended by the basis limitation. Any excess loss above the gain previously suspended by the at risk or basis limitations may no longer be used.
In addition to the basis and at risk limitations, a passive activity loss limitation generally limits the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. Passive losses that exceed a shareholder’s share of passive income we generate may be deducted in full when the shareholder disposes of all of its common shares in a fully taxable transaction with an unrelated party. The passive loss rules generally are applied after other applicable limitations on deductions, including the at risk and basis limitations.
Limitation on Interest Deductions
The deductibility of an individual or other non-corporate shareholder’s “investment interest expense” is limited to the amount of that shareholder’s “net investment income.” Investment interest expense generally includes the shareholder’s allocable share of investment interest expense incurred by us, if any, and investment interest expense incurred by the shareholder on any loan incurred to purchase or carry common shares. A shareholder’s share of our net passive income will not be treated as investment income for this purpose. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income, unless the shareholder elects to pay tax on such gain or dividend income at ordinary income rates.
Limitation on Deduction of Certain Other Expenses
For individuals, estates and trusts, certain miscellaneous itemized deductions are not deductible for taxable years that begin after December 31, 2017, and before January 1, 2026, and thereafter are deductible only to the extent that they exceed 2% of the adjusted gross income of the taxpayer. We may have a significant amount of expenses that will be treated as miscellaneous itemized deductions. Moreover, an individual whose adjusted gross income exceeds specified threshold amounts is required to further reduce the amount of allowable itemized deductions.
In general, neither we nor any shareholder may deduct organizational or syndication expenses. While an election may be made by a partnership to amortize organizational expenses over a 15-year period, we will not make such an election. Syndication fees (i.e., expenditures made in connection with the marketing and issuance of the common shares) must be capitalized and cannot be amortized or otherwise deducted.
Shareholders are urged to consult their tax advisors regarding the deductibility of itemized expenses incurred by us.
Foreign Tax Credit Limitation
Shareholders may be entitled to a foreign tax credit for U.S. federal income tax purposes with respect to their allocable shares of creditable foreign taxes paid on our income and gains, although no foreign tax credits will be available to non-corporate shareholders in respect of any foreign taxes paid by any of our corporate subsidiaries. Complex rules may, depending on a shareholder’s particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our investments may be treated as U.S. source gains. Consequently, a shareholder may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.
Foreign Currency Gain or Loss
Our functional currency will be the U.S. dollar, and our income or loss will be calculated in U.S. dollars. It is likely that we will recognize “foreign currency” gain or loss with respect to transactions involving non-U.S. dollar currencies. In general, foreign currency gain or loss is treated as ordinary income or loss for U.S. federal income tax purposes. Shareholders should consult their tax advisors with respect to the tax treatment of foreign currency gain or loss.
Tax-Exempt Shareholders
A shareholder that is a tax-exempt entity for U.S. federal income tax purposes and, therefore, exempt from U.S. federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership could be treated as earning UBTI to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (i.e., indebtedness incurred in acquiring or holding property).
We are not required to manage our operations in a manner that would minimize the likelihood of generating income that would constitute UBTI to the extent allocated to a tax-exempt shareholder. Although we expect to invest through subsidiaries that are treated as corporations for U.S. federal income tax purposes and such corporate investments would generally not result in an allocation of UBTI to a shareholder on account of the activities of those subsidiaries, we may not invest through corporate subsidiaries in all cases. Moreover, UBTI includes income attributable to debt-financed property and we are not prohibited from debt financing our investments, including investments in subsidiaries. Furthermore, we are not prohibited from being (or causing a subsidiary to be) a guarantor of loans made to a subsidiary. If we (or certain of our subsidiaries) were treated as the borrower for U.S. tax purposes on account of those guarantees, some or all of our investments could be considered debt-financed property. The potential for income to be characterized as UBTI could make our common shares an unsuitable investment for a tax-exempt entity. Tax-exempt shareholders are urged to consult their tax advisors regarding the tax consequences of an investment in common shares.
Controlled Foreign Corporations
A non-U.S. entity generally will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned (actually or constructively) by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person that owns (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote.
Holdco will be treated as a U.S. person for these purposes. If Holdco is a U.S. Shareholder in a non-U.S. entity that is treated as a CFC, each U.S. Holder of our common shares (without regard to its percentage ownership) generally will be required to include in income on a current basis its allocable share of the CFC’s “Subpart F” income reported by Holdco and allocated to us. Subpart F income includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such entity’s current earnings and profits. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a shareholder may be required to report as ordinary income its allocable share of the CFC’s Subpart F income reported by Holdco and allocated to us without corresponding receipts of cash.

The tax basis of Holdco’s shares of such CFC, and a shareholder’s tax basis in its common shares, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States for foreign tax credit purposes to the extent derived by the CFC from U.S. sources. Such income will not be eligible for the favorable 15% tax rate generally applicable to “qualified dividend income” for individual and other non-corporate U.S. persons. Amounts included as such income with respect to direct and indirect investments will not be taxable again when actually distributed.
Regardless of whether any CFC has Subpart F income, any gain allocated to a shareholder from the disposition of stock in a CFC will be treated as ordinary income to the extent of the shareholder’s allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. Net losses (if any) of a CFC will not pass through to our shareholders.
Passive Foreign Investment Companies
Although we anticipate that any non-U.S. corporation in which we invest as the majority shareholder will be a CFC as described above, it is possible that we may make an investment in a non-U.S. corporation that is not a CFC but is instead classified as a PFIC for U.S. federal income tax purposes. A non-U.S. entity that is not treated as a CFC with respect to a shareholder will be treated as a PFIC for U.S. federal income tax purposes if (i) such entity is treated as a corporation for U.S. federal income tax purposes and (ii) either 75% or more of the gross income of such entity for the taxable year is “passive income” (as defined in Section 1297 of the Code and the Treasury regulations promulgated thereunder) or the average percentage of assets held by such entity during the taxable year which produce passive income or which are held for the production of passive income is at least 50%. A U.S. Holder will be subject to the PFIC rules for an investment in a PFIC (including indirectly, through its ownership of common shares) without regard to its percentage ownership. If you hold an interest in a non-U.S. corporation for any taxable year during which the corporation is classified as a PFIC with respect to you, then the corporation will continue to be classified as a PFIC with respect to you for any subsequent taxable year during which you continue to hold an interest in the corporation, even if the corporation’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception applies.
Except as described below, we will make, where possible, an election (a “QEF Election”) with respect to each entity treated as a PFIC to treat such non-U.S. entity as a qualified electing fund (“QEF”) in the first year we hold shares in such entity. A QEF Election is effective for our taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS.
As a result of a QEF Election with respect to a non-U.S. entity that is a PFIC, we will be required to include in our gross income each year our pro rata share of such non-U.S. entity’s ordinary earnings and net capital gains (such inclusions in gross income, “QEF Inclusions”), for each year in which the non-U.S. entity owned directly or indirectly by us is a PFIC, whether or not we receive cash in respect of its income. Thus, U.S. Holders may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. A shareholder may, however, elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. Net losses (if any) of a PFIC will not, however, pass through to us or to U.S. Holders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, U.S. Holders may, over time, be taxed on amounts that, as an economic matter, exceed our net profits. Our tax basis in the shares of such non-U.S. entities, and a U.S. Holder’s basis in our common shares, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for the favorable tax rate generally applicable to “qualified dividend income” for individual and other non-corporate U.S. Holders. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed.
In certain cases, we may be unable to make a QEF Election with respect to a PFIC. This could occur if we are unable to obtain the information necessary to make a QEF Election because, for example, such entity is not an affiliate of ours or because such entity itself invests in underlying investment vehicles over which we have no control. If we do not make a QEF Election with respect to a PFIC, Section 1291 of the Code will treat any gain on a disposition by us of shares of such entity, any gain on the disposition of the common shares by a

U.S. Holder at a time when we own shares of such entity, and certain other defined “excess distributions,” as if such gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the shareholder held its common shares or the period during which we held our shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. U.S. Holders will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate generally applicable to “qualified dividend income” for individual and other non-corporate U.S. Holders.
If a non-U.S. entity held by Holdco is classified as both a CFC and a PFIC during the time Holdco is a U.S. Shareholder of such non-U.S. entity, a U.S. Holder will be required to include amounts in income with respect to such non-U.S. entity as described above under the subheading “—Controlled Foreign Corporations,” and the consequences described under this subheading will not apply. If Holdco’s ownership percentage in a non-U.S. entity changes such that it is not a U.S. Shareholder with respect to such non-U.S. entity, then a U.S. Holder may be subject to the PFIC rules. The interaction of these rules is complex, and shareholders are urged to consult their tax advisors in this regard.
Consequences to Non-U.S. Holders
As a partnership for U.S. federal income tax purposes, we are not a taxable entity and we incur no U.S. federal income tax liability. Instead, each shareholder, in computing its own U.S. federal income tax liability for any taxable year, will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit for each of our taxable years ending with or within such shareholder’s taxable year, regardless whether the shareholder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the shareholder’s) level.
Special rules apply to Non-U.S. Holders. In light of our intended investment activities, we may be or may become engaged in a U.S. trade or business for U.S. federal income tax purposes, in which case some portion of our income would be treated as effectively connected income with respect to Non-U.S. Holders. If a Non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of an investment in our common shares in such year, such Non-U.S. Holder generally would be (i) subject to withholding by us or the applicable withholding agent on its distributive share of our income effectively connected with such U.S. trade or business, (ii) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business and (iii) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income. Moreover, a corporate Non-U.S. Holder might be subject to a U.S. branch profits tax on its allocable share of any effectively connected earnings and profits. Any amount so withheld would be creditable against such Non-U.S. Holder’s U.S. federal income tax liability, and such Non-U.S. Holder could claim a refund to the extent that the amount withheld exceeded such Non-U.S. Holder’s U.S. federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a Non-U.S. Holder on the sale or exchange of its common shares would generally be treated for U.S. federal income tax purposes as effectively connected income, and hence such Non-U.S. Holder could be subject to U.S. federal income tax on the sale or exchange. Moreover, the purchaser of the common shares would generally be required to withhold from the sale proceeds an amount equal to 10% of the Non-U.S. Holder’s amount realized on the sale or exchange (regardless of the amount of gain or loss recognized) and, if the purchaser fails to so withhold, then we would have a withholding obligation with respect to such purchaser.
Generally, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions of the Code, Non-U.S. Holders are subject to U.S. tax in the same manner as U.S. Holders on any gain recognized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly-traded U.S. corporations) if, at any time during the shorter of (i) the applicable Non-U.S. Holder’s holding period or (ii) the five year period preceding the applicable disposition (the “applicable period”), interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “USRPHC”). Consequently, a Non-U.S. Holder who invests directly in U.S. real property, or indirectly by owning the stock of a USRPHC, will be subject to tax under FIRPTA on the disposition of such investment (and a corporate Non-U.S. Holder might be subject to a U.S. 30% branch profits tax on any associated earnings and profits). The FIRPTA tax will also apply if the non-U.S. person is a holder of an interest in a partnership that owns an interest in U.S. real property or an interest in a USRPHC. We have made and expect, from time to time, to make certain investments that could constitute investments in U.S. real property or USRPHCs. Each Non-U.S. Holder will be subject to U.S. federal income tax under FIRPTA on such shareholder’s allocable share of any gain realized on the disposition of a FIRPTA interest and will be subject to the filing requirements discussed above. However, the U.S. branch profits tax described above will generally not apply in the case of the sale of USRPHCs.
In addition, a Non-U.S. Holder who disposes of our common shares and who owns more than 5% of our common shares (or owned more than 5% of our common shares at any time during the applicable period) may be subject to FIRPTA upon such disposition. For purposes of determining whether a Non-U.S. Holder owns more than 5% of our common shares, special attribution rules apply. Where a Non-U.S. Holder who owns (or is deemed to own) or owned (or was deemed to have owned) during the applicable period, more than 5% of our common shares disposes of common shares at a time when we are a USRPHC (determined as described above, as if we were a U.S. corporation) or have at any time been a USRPHC within the applicable period, any gain generally will be subject to U.S. federal income tax at 20% (for individuals) or 35% (for corporations), and such Non-U.S. Holder will have a U.S. tax return filing obligation. While we do not believe that we currently are, or have been, a USRPHC, we are not under any obligation to avoid becoming a USRPHC or to notify shareholders in the event that we determine we have become a USRPHC. If any Non-U.S. Holder owns or anticipates owning more than 5% of our common shares, such shareholder should consult its tax advisor.
A Non-U.S. Holder generally is subject to withholding by us or the applicable withholding agent of U.S. tax at a 30% rate on such Non-U.S. Holder’s distributive share of the gross amount of interest, dividends and other fixed or determinable annual or periodical income (“FDAP Income”) received by us from sources within the United States if such income is not treated as effectively connected with a U.S. trade or business. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized. Whether a Non-U.S. Holder is eligible for such treaty benefits will depend upon the provisions of the applicable treaty as well as the treatment of us under the laws of the Non-U.S. Holder’s jurisdiction. The 30% withholding tax rate does not apply to certain portfolio interest on obligations of U.S. persons allocable to certain Non-U.S. Holders. Moreover, Non-U.S. Holders generally are not subject to U.S. federal income tax on capital gains if: (i) such gains are not effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Holder; or (ii) a tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized is applicable and such gains are not attributable to a permanent establishment in the United States maintained by such Non-U.S. Holder. Notwithstanding the prior sentence, capital gains earned by a Non-U.S. Holder may be subject to U.S. federal income tax at a flat rate of 30% if such Non-U.S. Holder is an individual and is present in the United States for 183 or more days during the taxable year in which such capital gains are recognized and certain other requirements are met. Non-U.S. Holders that are corporations may also be subject to a 30% branch profits tax on such effectively connected earnings and profits. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized.
Notwithstanding the foregoing, and although each Non-U.S. Holder is required to provide us with an applicable Form W-8, we nevertheless may be unable to accurately or timely determine the tax status of our shareholders for purposes of establishing whether reduced rates of withholding apply to some or all of our shareholders. In such a case, a Non-U.S. Holder’s allocable share of distributions of U.S.-source dividend, interest, and other FDAP Income will be subject to U.S. withholding tax at a rate of 30%. Furthermore, if a Non-U.S. Holder would not be subject to U.S. tax based on its tax status or otherwise were eligible for a reduced rate of U.S. withholding, such Non-U.S. Holder might need to take additional steps to receive a credit or refund of any excess withholding tax paid on its account, which could include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations applicable to claiming treaty benefits, if a Non-U.S. Holder resides in a treaty jurisdiction which does not treat us as a passthrough entity, such Non-U.S. Holder might not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on its account.
In general, different rules from those described above apply in the case of Non-U.S. Holders subject to special treatment under U.S. federal income tax law, including a Non-U.S. Holder: (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days and certain other conditions are satisfied; or (iii) who is a former citizen or resident of the United States.
Non-U.S. Holders are urged to consult their tax advisors with regard to the U.S. federal income and other tax consequences to them of acquiring, holding and disposing of common shares, as well as the effects of state, local and non-U.S. tax laws, as well as eligibility for any reduced withholding benefits.
Administrative Matters
Tax Matters Partner and Partnership Representative
The General Partner acts as our “Partnership Representative.” Our board of directors has the authority, subject to certain restrictions, to designate another partner or other person with a substantial presence in the United States to act as our Partnership Representative.
The Partnership Representative will have the sole authority to act on our behalf in connection with an administrative or judicial review of our items of income, gain, loss, deduction or credit. If we do not make such a designation, the IRS can select any person as the Partnership Representative. Any actions taken by us or by the Partnership Representative on our behalf will be binding on us and all of the unitholders.
Section 754 Election
Under Section 754 of the Code, we may elect to have the adjusted tax basis of our assets adjusted in the event of a distribution of property to a shareholder or a transfer of a common share by sale or exchange, or as a result of the death of a shareholder. Pursuant to the terms of our operating agreement, the board of directors, in its sole discretion, is authorized to direct us to make such an election. Such an election, if made, can be revoked only with the consent of the IRS. We have not made the election permitted by Section 754 of the Code.
Without a Section 754 election, there will be no adjustment for the transferee of common shares even if the purchase price of those common shares is higher than the common shares’ share of the aggregate adjusted tax basis of our assets immediately prior to the transfer. In that case, on a sale by us of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer. Moreover, if common shares were transferred at a time when we had a “substantial built-in loss” inherent in our assets, we would be obligated to reduce the tax basis in that portion of such assets attributable to such shares.
Information Returns
We have agreed to use reasonable efforts to furnish to shareholders tax information (including Schedule K-1) as promptly as possible, which describes their allocable share of our income, gain, loss, deduction, and credit for our preceding taxable year. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. There can be no assurance for Non-U.S. Holders that this information will meet such shareholders’ jurisdictions’ compliance requirements.
It is possible that we may engage in transactions that subject FTAI and, potentially, our shareholders to other information reporting requirements with respect to an investment in us. Shareholders may be subject to substantial penalties if they fail to comply with such information reporting requirements. Shareholders should consult with their own tax advisors regarding such information reporting requirements.
Nominee Reporting
Persons who hold our common shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) a statement regarding whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of common shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common shares with the information furnished to us.
Audits
We may be audited by the IRS. Adjustments resulting from an IRS audit may require a shareholder to adjust a prior year’s tax liability, and possibly may result in an audit of such shareholder’s tax returns. Any audit of shareholders’ tax returns could result in adjustments not related to our tax returns as well as those related to our tax returns. With respect to tax returns for taxable years beginning on or after January 1, 2018, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership rather than the partners of such partnership unless the partnership qualifies for and affirmatively elects an alternative procedure. In general, under the default procedures, taxes imposed on us would be assessed at the highest rate of tax applicable for the reviewed year and determined without regard to the character of the income or gain, the tax status of our shareholders or the benefit of any shareholder-level tax attributes (that could otherwise reduce any tax due).
Under the elective alternative procedure, we would issue information returns to persons who were shareholders in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and we would not be liable for the adjustments to the amount of tax due (including interest and penalties). The mechanics of the elective alternative procedure are not clear in a number of respects and are intended to be clarified by future guidance.
Accounting Method and Taxable Year
We currently use the accrual method of accounting and the calendar year as our taxable year for U.S. federal income tax purposes. Each shareholder will be required to include in income its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a shareholder who has a taxable year ending on a date other than December 31 and who disposes of all of its common shares following the close of our taxable year but before the close of its taxable year must include its share of income, gain, loss and deduction in income for the taxable year of disposition, with the result that it will be required to include in income for its taxable year its share of more than one year of our income, gain, loss and deduction.
A partnership is required to have a taxable year that is the same as for any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership, and is required to change its taxable year each time a group of partners with a different taxable year acquires a majority interest, unless the partnership has been forced to change its taxable year during the preceding two-year period.
Elective Procedures for Large Partnerships
The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on the Schedules K-1 that are issued to shareholders, and such Schedules K-1 would have to be provided on or before the first March 15 following the close of each taxable year. If an election is made, IRS audit adjustments will flow through to the shareholders for the year in which the adjustments take effect, rather than the shareholders in the year to which the adjustment relates. In addition, we, rather than the shareholders, generally will be liable for any interest and penalties that result from an audit adjustment. Despite the foregoing benefits, there are also costs and administrative burdens associated with such an election. Consequently, as of this time, FTAI has not elected to be subject to the reporting procedures applicable to large partnerships.
Backup Withholding
For each calendar year, we will report to shareholders and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. Under the backup withholding rules, a shareholder may be subject to backup withholding tax with respect to distributions paid unless (i) such shareholder is a corporation or falls within another exempt category and demonstrates this fact when required or (ii) such shareholder provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding tax and otherwise complies with the applicable requirements of the backup withholding tax rules. An exempt shareholder should indicate its exempt status on a properly completed IRS Form W-8 or W-9, as applicable. Backup withholding is not an additional tax; the amount of any backup withholding from a payment to a shareholder will be allowed as a credit against such shareholder’s U.S. federal income tax liability and may entitle such shareholder to a refund from the IRS, provided such shareholder supplies the required information to the IRS in a timely manner.
If shareholders do not timely provide us (or your broker, the clearing agent, or other intermediary, as appropriate) with an IRS Form W-8 or W-9, as applicable, or such form is not properly completed, such shareholders may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certification from all shareholders. In certain circumstances, payments we make may be subject to excess U.S. backup withholding taxes, which will be treated by us as an expense that will be borne by all shareholders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the shareholders that failed to timely provide the proper U.S. tax certifications).
Additional Withholding Requirements
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including our common shares) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Treasury Department. Shareholders should consult their tax advisors regarding the possible implications of FATCA on their investment in our common shares.
Uniformity of Common Shares
Because we cannot match transferors and transferees of common shares and for other reasons, we must maintain uniformity of the economic and tax characteristics of the common shares to a purchaser of these common shares. As a result, we may be unable to completely comply with a number of U.S. federal income tax requirements. Any non-uniformity could have a negative impact on the value of the common shares.
Our operating agreement permits us to take positions in filing our U.S. federal income tax returns that preserve the uniformity of our common shares.
A shareholder’s adjusted tax basis in common shares is reduced by its share of our deductions (whether or not such deductions were claimed on a shareholder’s income tax return) so that any position that we take that understates deductions will overstate the shareholder’s adjusted tax basis in its common shares, and may cause the shareholder to understate gain or overstate loss on any sale of such common shares. The IRS may challenge one or more of any positions we take to preserve the uniformity of common shares. If such a challenge were sustained, the uniformity of common shares may be affected, and under some circumstances, the gain from a sale of common shares may be increased without the benefit of additional deductions.
Tax Shelter Regulations
If we were to engage in a “reportable transaction,” we (and possibly shareholders and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with Treasury regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a shareholder who disposes of an interest in a transaction resulting in the recognition by such shareholder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly a shareholder’s tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.
Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, shareholders may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.
Shareholders should consult their own tax advisors concerning any possible disclosure obligation under the Treasury regulations governing tax shelters with respect to the ownership dispositions of their interests in us.
New Legislation or Administrative or Judicial Action
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our shareholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could, for example, make it more difficult or impossible to meet the Qualifying Income Exception for us to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes.
Our organizational documents and agreements permit the board of directors to modify the operating agreement from time to time, without the consent of the shareholders, in order to address certain changes (or expected future changes) in U.S. federal income tax laws, Treasury regulations, or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of our shareholders.
THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO FTAI AND HOLDERS OF COMMON SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND, IN REVIEWING THIS PROSPECTUS, THESE MATTERS SHOULD BE CONSIDERED. IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON SHARES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF ANY INVESTMENT IN OUR COMMON SHARES.

ERISA CONSIDERATIONS
A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any substantially similar federal, state, local or non-U.S. law. ERISA and the Code impose restrictions on:
•	employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA,
•	plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh Plans,
•
entities whose underlying assets include plan assets by reason of a plan’s investment in such entities including, without limitation, insurance company general accounts (each of the foregoing, a “Plan”), and

•	persons who have certain specified relationships to a Plan described as “parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code.
Prohibited Transactions
ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA. Under ERISA, any person who exercises any authority or control over the management or disposition of a Plan’s assets is considered to be a fiduciary of that Plan. Both ERISA and the Code prohibit certain transactions involving “plan assets” between a Plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty. Neither we nor any of our affiliates, officers, employees or agents is undertaking to provide investment advice or any recommendation in a fiduciary capacity in connection with any Plan (including any IRA) fiduciary’s decision acquire or hold any security issued pursuant hereto.
The direct or indirect purchase of the securities from FTAI, and the acquisition and holding of securities that constitute debt of FTAI, by a Plan with respect to which we are party in interest or a disqualified person could be treated as or give rise to a prohibited transaction under ERISA or the Code. There are, however, a number of statutory and administrative exemptions that could be applicable to a Plan’s investment in the securities, depending upon various factors, including: (i) the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions with non-fiduciary service providers; (ii) Prohibited Transaction Class Exemption (“PTCE”) 84-14 for certain transactions determined by independent “qualified professional asset managers”; (iii) PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; (iv) PTCE 91-38 for certain transactions involving bank collective investment funds; (v) PTCE 96-23 for certain transactions determined by “in-house asset managers”; and (vi) PTCE 95-60 for certain transactions involving insurance company general accounts.
The Plan Assets Regulation
Under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), a Plan’s assets may be deemed to include an interest in the underlying assets of an entity if the Plan acquires an “equity interest” in such an entity and no exception under the Plan Asset Regulation is applicable. In that event, the operations of such an entity could result in prohibited transactions under ERISA and the Code.
Under the Plan Assets Regulation, if a Plan acquires a “publicly-offered security,” the issuer of the security is not deemed to hold plan assets of the investing Plan as a result of such acquisition. A publicly-offered security is a security that:
•	is freely transferable,
•	is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and
•	is either:
(i)	part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
(ii)
sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

Treatment of our Shares as “Publicly-Offered Securities” We believe our common shares, Series A Preferred Shares and Series B preferred Shares currently meet the above criteria and it is anticipated that such shares will continue to meet the criteria of publicly-offered securities.
The applicability of the “publicly-offered securities” exception or another exception under the Plan Assets Regulation to other securities registered on the registration statement of which this prospectus forms a part will be discussed in the applicable prospectus supplement.
Governmental, Foreign and Church Plans
Governmental plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. Such plans may, however, be subject to other federal, state, local or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code. In addition, any such plan that is qualified and exempt from taxation under the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code. Fiduciaries of such plans should consult with their counsel before purchasing any of the securities.
General Investment Considerations
Fiduciaries of a Plan (including, without limitation, an entity whose assets include plan assets, including, as applicable, an insurance company general account, insurance company separate account or collective investment fund) considering the purchase of the securities should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the securities with respect to their specific circumstances. Each Plan fiduciary should take into account, among other considerations:
•	whether the Plan’s investment could give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code,
•	whether the fiduciary has the authority to make the investment,
•	the composition of the Plan’s portfolio with respect to diversification by type of asset,
•	the Plan’s funding objectives,
•	the tax effects of the investment,
•	whether our assets would be considered plan assets, and
•
whether, under the general fiduciary standards of investment prudence and diversification an investment in these shares is appropriate for the Plan taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The discussion of ERISA and Section 4975 of the Code contained herein is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings, and court decisions, some of which may have retroactive application and effect.
ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE SECURITIES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL, FOREIGN OR CHURCH PLAN SUBJECT TO LAWS SIMILAR TO ERISA AND/OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT. EACH SUCH INVESTOR, BY ACQUIRING ANY OF THE SECURITIES REGISTERED ON THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART SHALL BE DEEMED TO REPRESENT THAT (A) ITS ACQUISITION OF SUCH SECURITIES DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION OF ANY SUBSTANTIAL SIMILAR FEDERAL, STATE, LOCAL OR NON-U.S. LAW,AND (B) IF IT IS A PLAN, NEITHER WE NOR ANY OF OUR AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS WILL BE A FIDUCIARY WITH RESPECT TO THE PLANS INVESTMENT IN ANY SECURITY ISSUED PURSUANT HERETO.

PLAN OF DISTRIBUTION
We or the selling shareholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
If indicated in an applicable prospectus supplement, we may sell our common shares under a newly established dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•
loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:
•	on a national securities exchange;
•	in the over-the-counter market; or
•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange or markets on which the securities may be listed; and
•	other material terms of the offering.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
In addition to selling its equity securities under this prospectus, a selling shareholder may:
•	transfer its equity securities in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its equity securities under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•	sell its equity securities by any other legally available means.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common shares, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred shares or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred shares or warrants will be described in the applicable prospectus supplement.

In connection with any offering of common shares, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of Fortress Transportation and Infrastructure Investors LLC appearing in Fortress Transportation and Infrastructure Investors LLC’s Annual Report (Form 10-K) for the year ended December 31, 2019 and the effectiveness of Fortress Transportation and Infrastructure Investors LLC’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Unaudited Pro Forma Financial Information
On December 30, 2019, Fortress Transportation and Infrastructure Investors LLC (the “Company”) completed the sale (the “Transaction”) of Central Maine & Quebec Railway (“CMQR”) to Canadian Pacific Railway (“Purchaser”), as contemplated by the agreement and plan of merger, dated as of November 19, 2019, by and among Fortress Transportation and Infrastructure General Partnership, a subsidiary of the Company (“Holdco”), Railroad Acquisition Holdings LLC, a subsidiary of Holdco, Soo Line Corporation (“Parent”), a wholly-owned subsidiary of Purchaser, and Black Bear Acquisition LLC, a wholly-owned subsidiary of Parent. The aggregate purchase price for the Transaction was $130 million and the Company recognized a gain on sale of approximately $77 million.
The following unaudited pro forma consolidated financial statements have been prepared by applying certain pro forma adjustments to our historical consolidated financial statements. The pro forma adjustments give effect to the Transaction. The audited consolidated financial statements on Form 10-K for the year ended December 31, 2019 reflect CMQR as discontinued operations, and accordingly, the assets, liabilities and results of operations of CMQR have already been reported as discontinued operations for all periods presented.
The unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 is presented as if the Transaction occurred on January 1, 2019.
The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not intended to represent what our results of operations would actually have been had this Transaction occurred on the dates noted above, or project our results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma consolidated financial statements have been made. The actual results may differ materially from the estimates and assumptions within the accompanying unaudited pro forma consolidated financial statements.
The unaudited pro forma consolidated financial statements and the accompanying notes are based upon and should be read in conjunction with our audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020.

Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2019
(in thousands)
	As Reported	Pro Forma Adjustments		Pro-Forma
Revenues
Equipment leasing revenues	$349,322	$—		$349,322
Infrastructure revenues	229,452	—		229,452
Total revenues	578,774	—		578,774

Expenses
Operating expenses	288,036	—		288,036
General and administrative	20,441	—		20,441
Acquisition and transaction expenses	17,623	—		17,623
Management fees and incentive allocation to affiliate	36,059	(8,122)	(a)	27,937
Depreciation and amortization	169,023	—		169,023
Interest expense	95,585	—		95,585
Total expenses	626,767	(8,122)		618,645

Other income
Equity in losses of unconsolidated entities	(2,375)	—		(2,375)
Gain on sale of assets, net	203,250	—		203,250
Asset impairment	(4,726)	—		(4,726)
Interest income	531	—		531
Other income	3,445	—		3,445
Total other income	200,125	—		200,125
Income from continuing operations before income taxes	152,132	8,122		160,254
Provision for income taxes	17,810	—		17,810
Net income from continuing operations	134,322	8,122		142,444
Less: Net loss from continuing operations attributable to non- controlling interest in consolidated subsidiaries	(17,571)	—		(17,571)
Dividends on preferred shares	1,838	—		1,838
Net income attributable to shareholders from continuing operations	$150,055	$8,122		$158,177

Notes to Unaudited Pro Forma Consolidated Financial Statements
(a)	Management fees and incentive allocation to affiliate is comprised of the following:
Management fee	$375
Incentive fee	7,747
Total	$8,122
The management fee is calculated by taking average equity multiplied by an annual rate of 1.5%. For purposes of this pro forma adjustment, we have taken the approximate equity of CMQR prior to closing on December 30, 2019.
Approximate equity	$24,989
Management fee (1.5%)	$375
The incentive fee is calculated by taking our pro rata share of the gain on sale of CMQR multiplied by 10%.
Gain on sale	$77,468
Incentive fee (10%)	$7,747

12,000,000 Common Shares

Fortress Transportation and Infrastructure Investors LLC
Prospectus Supplement
September   , 2021
Barclays

Morgan Stanley

Citigroup